UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of The
Securities Exchange Act of 1934
(Amendment No. )

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A. O. Smith Corporation
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2025

Proxy Statement and Notice of Annual Meeting of Stockholders

A.O. Smith

150 years of innovation

February 27, 2025

DEAR FELLOW A. O. SMITH STOCKHOLDER:

We are pleased to invite you to our Annual Meeting of Stockholders, to be held on Tuesday, April 8, 2025, at 8:00 a.m. Eastern Daylight Time. This year’s Annual Meeting will be held at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C. The attached Notice of our 2025 Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will address at the meeting. You can also review our 2024 Annual Report, which incorporates our Form 10-K, to learn more about our financial performance.

As we closed the year and turned into 2025, we reflected on our year-long celebration of 150 years in business. Across our global locations, we came together to celebrate 150 years of growth and innovation, built upon an unwavering commitment to integrity toward our employees, customers and stockholders. I want to thank our employees worldwide for living our values every day and their dedication to drive financial performance.

Thank you for being a stockholder and for your ongoing support of our company. We hope you will attend the Annual Meeting of Stockholders. Whether or not you choose to attend, your vote is important. We encourage you to sign and return your proxy or vote by telephone or through the Internet as soon as possible so that your shares will be represented and voted at the meeting. Even if you submit a proxy, you can revoke it at any time before the meeting if you choose to attend and vote during the meeting.

Sincerely,

Kevin J. Wheeler

Chairman and

Chief Executive Officer

February 27, 2025

NOTICE OF 2025 ANNUAL MEETING

OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders of A. O. Smith Corporation will be held at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C., on Tuesday, April 8, 2025, at 8:00 a.m. Eastern Daylight Time (EDT) for the following purposes:

(1)	To elect our Board of Directors;

(2)	To approve, by advisory vote, the compensation of our named executive officers;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

(4)	To consider a stockholder proposal, if properly presented at the meeting, requesting a Board report on our hiring practices with respect to formerly incarcerated people; and

(5)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 18, 2025, are entitled to attend and vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available by appointment at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of March 28, 2025, for examination by stockholders.

All stockholders must pre-register to attend the Annual Meeting of Stockholders of A. O. Smith Corporation. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate that you plan to attend the Annual Meeting. We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. In addition to ownership confirmation, you must also present a government-issued photo identification showing your name, address and signature for admission. Annual Meeting pre-registration requests must be received by the end of business on Friday, April 4, 2025.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

Meeting Information

Date: Tuesday, April 8, 2025

Time: 8:00 a.m. (EDT)

Place: National Association of Manufacturers 733 10th Street NW, Suite 700 Washington, D.C.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote your shares over the Internet, as we describe in the accompanying materials and the Important Notice Regarding the Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided or use the toll-free telephone number on the Proxy Card. No postage is necessary if mailed in the United States. Voting over the Internet, voting via the toll-free telephone number or mailing a Proxy Card will not limit your right to attend and vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON APRIL 8, 2025:

The Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement and our 2024 Annual Report are also available at www.proxydocs.com/aos.

PROXY STATEMENT FOR 2025 ANNUAL MEETING

PROXY STATEMENT

2025 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 8, 2025, at 8:00 a.m. (EDT). The Annual Meeting will be at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C.

Under rules of the Securities and Exchange Commission, or “SEC,” we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice. Instead, the Notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you how you may submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The company is mailing the Notice on or about February 27, 2025, to each stockholder at the holder’s address of record.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on April 8, 2025: The Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement and our 2024 Annual Report are also available at www.proxydocs.com/aos.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 18, 2025 (the “Record Date”). As of the Record Date, we had issued 26,000,449 shares of Class A Common Stock, par value $5 per share, 25,870,069 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 164,707,144 shares of Common Stock, par value $1 per share, 117,658,994 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting for Directors

Under our Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock. As a result of these provisions and the shares of the two classes of our stock that are outstanding, holders of Common Stock will elect four directors at the Annual Meeting and holders of Class A Common Stock will elect six directors.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is

2025 Proxy Statement  1

Proxy Statement 2025 Annual Meeting

conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to approve the compensation of our named executive officers by advisory vote, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and the stockholder proposal, if properly presented at the meeting, requesting a Board report on our hiring practices with respect to formerly incarcerated people will be approved if a majority of the votes present or represented at the meeting and entitled to vote on the matter are cast in favor of the matter. On all such other matters, an abstention will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders of record can simplify their voting by voting their shares via the Internet as instructed in the Important Notice Regarding the Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 7, 2025.

By Telephone – Stockholders of record who received a paper Proxy Card can vote their shares by a toll-free telephone number on the Proxy Card or in the voting instruction form sent by their broker, bank or other agent. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 7, 2025.

By Mail – Stockholders of record who have received a paper Proxy Card may vote by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope. Proxy Cards submitted by mail must be received by April 7, 2025, for your shares to be voted. Stockholders who hold shares beneficially in street name and received a voting instruction form from their broker, bank or other agent may vote by completing, signing and dating the instruction form provided by the broker, bank or other agent and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted “for” all or some of the nominees for

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Proxy Statement 2025 Annual Meeting

director listed or you may “withhold” your vote from all or some of the nominees for director. With respect to the proposal to approve the compensation of our named executive officers by advisory vote, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and the stockholder proposal, if properly presented at the meeting, requesting a Board report on our hiring practices with respect to formerly incarcerated people, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement. Specifically, we will vote in favor of our nominees for directors, in favor of approving the compensation of our named executive officers, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and against the stockholder proposal, if properly presented at the meeting, requesting a Board report on our hiring practices with respect to formerly incarcerated people. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2025 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you at the Annual Meeting. Shares held beneficially in street name may be voted by you at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares. Whether you hold stock in your name or as a beneficial owner, you will need to register in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting.”

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by registering in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting” and voting at that time.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Helen E. Gurholt, Vice President – Investor Relations and Financial Planning & Analysis, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224; 414-359-4000.

Attendance at Annual Meeting

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. You must pre-register to attend. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate that you plan to attend the Annual Meeting.

We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. To gain admission at the meeting, you must present a government-issued photo identification showing your name, address and signature for admission.

Annual Meeting pre-registration requests must be received by the end of business on Friday, April 4, 2025.

2025 Proxy Statement  3

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2024.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Class A Common Stock	Smith Family Voting Trust 11270 West Park Place Milwaukee, WI 53224	25,077,373[1]	96.88%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,253,913[2]	11.60%

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,074,034[3]	8.20%

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	7,415,770[4]	6.04%

1

The Smith Family Voting Trust (the “Voting Trust”) owned 25,077,373 shares of Class A Common Stock and 1,093,579 shares of Common Stock as of December 31, 2024. Pursuant to our Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Mark D. Smith and Robert L. Smith. Bruce M. Smith and Robert L. Smith are brothers, and Mark D. Smith is their cousin. The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

2

Based on the Schedule 13G/A, The Vanguard Group filed with the SEC on February 13, 2024. The Vanguard Group has sole voting power over 0 shares, shared voting power over 140,642 shares, sole dispositive power over 13,840,445 shares and shared dispositive power over 413,468 shares.

3	Based on the Schedule 13G/A, BlackRock Inc. filed with the SEC on January 25, 2024. BlackRock Inc. has sole voting power over 8,940,984 and sole dispositive power over 10,074,034 shares.

4

Based on the Schedule 13G, State Street Corporation filed with the SEC on January 29, 2024. State Street Corporation, together with its subsidiaries, has shared voting power over 5,376,522 and shared dispositive power over 7,406,573 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

The Smith family has a special interest in the long-term success of our company and their interest provides stability in the face of short-term market pressures and outside influences. As we celebrate over 150 years of our company’s existence, the Smith family has remained steadfastly committed to our company’s long-term success. The Smith family and other Class A Common stockholders have shepherded our company from its beginnings as an auto frame supplier, to a diversified manufacturer, and then to a leading global water technology company. In recent years, certain proxy advisors have been critical of members of our Board of Directors for maintaining a dual class stock structure. While we understand and appreciate the reasons behind these policies generally, we believe the long history of Smith family involvement and ownership in the company is one of our company’s greatest strengths, allowing us to thrive for over 150 years. At the same time, the role of the Smith family is limited to guidance and support. For more than 40 years, the company’s chief executive officer has not been a Smith family member. In addition, the company’s Board committees are comprised of independent directors and the company has not sought to utilize the “controlled company exemption” under the New York Stock Exchange (“NYSE”) rules in any respect. We respectfully request that you consider these factors in casting your vote for our director nominees.

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ELECTION OF DIRECTORS

The Board of Directors reflects the company’s unique history and structure. In addition to a member of the Smith family (who is independent), our Board is carefully balanced with a majority of independent directors who reflect the global strength and diversity of our business, including two new directors in 2021, one new director in 2023, two new directors in 2024 and an additional new director in 2025 to replace Ajita G. Rajendra after his retirement, if elected at the Annual Meeting. All of these directors bring fresh perspectives to the Board. Finally, the Board is rounded out with our current Chief Executive Officer, who ensures consistency in the oversight of the business and complements the perspectives of our independent directors.

Nominee Name and Occupation	Age	Director Since	Director Category	Independent	Audit	Personnel and Compensation	Nominating and Governance

Ronald D. Brown Retired Chairman and Chief Executive Officer Milacron Inc.	71	2001	Class A	✓ Presiding[1]		Chair	•

Todd W. Fister Chief Financial Officer Owens Corning	50	2024	Common	✓	•

Victoria M. Holt Retired President and Chief Executive Officer Proto Labs, Inc.	67	2021	Class A	✓		•	Chair

Dr. Ilham Kadri Chief Executive Officer and Director Syensqo S.A.	56	2016	Class A	✓		•	•

Michael M. Larsen Senior Vice President and Chief Financial Officer Illinois Tool Works, Inc.	56	2021	Common	✓	Chair

Christopher L. Mapes Retired Executive Chairman Lincoln Electric Holdings, Inc.	63	2023	Class A	✓		•	•

Lois M. Martin Chief Financial Officer Mortenson Companies, Inc.	62	2024	Common	✓	•

Adrian I. Peace President, Performance Technologies Modine Manufacturing Company	57	2025	Common	✓	•[2]

Mark D. Smith Retired Business Manager Strattec Security Corporation	63	2001	Class A	✓		•	•

Kevin J. Wheeler Chairman and Chief Executive Officer A. O. Smith Corporation	65	2017	Class A

1	Presiding Director for the period from April 2024 to April 2026.

2	Starting after the Annual Meeting assuming his election at the Annual Meeting.

2025 Proxy Statement  5

Election of Directors

The Board of Directors currently consists of ten directors. At the 2025 Annual Meeting, ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

The Board of Directors has nominated Mr. Adrian I. Peace, who has not previously served as a director on our Board, for election at the Annual Meeting as a Common Stock director. Mr. Rajendra, who is currently a director, has reached the mandatory director retirement age under our Corporate Governance Guidelines and, therefore, will not be nominated for re-election at the Annual Meeting and is retiring as a result. Our company and the Board would like to thank Mr. Rajendra for his many contributions during his 20 years with the company beginning with his leadership running A. O. Smith’s water products division, his time at the helm of A. O. Smith as chief executive officer and president and his 14 years on our Board. Mr. Rajendra’s inspiring and visionary leadership was integral in making A. O. Smith the innovative global water technology company it is today.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominee. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

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Election of Directors

NOMINEES – CLASS A COMMON STOCK

RONALD D. BROWN Retired Chairman and Chief Executive Officer, Milacron Inc.
Director since: 2001 Age: 71 Committees: • Personnel and Compensation (Chair) • Nominating and Governance

Director Biography:

Mr. Brown served as interim president and chief executive officer of Cincinnati Incorporated, a privately held U.S.-based machine tool manufacturer, from July 2020 to December 2020 and interim chief executive officer of LSI Industries Inc., a U.S.-based manufacturer of lighting and graphics, from April 2018 to October 2018. Mr. Brown served from March 2017 to April 2018 as vice chairman of The Armor Group, Inc., which he joined in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation that manufactures equipment and products for a variety of industrial markets. Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008. Milacron Inc. is a supplier of plastic processing and metalworking fluid technologies. Mr. Brown serves on the board of LSI Industries Inc., where he is chair of the Compensation Committee and a member of its Executive Committee. Mr. Brown served on the board of Zep Inc., where he was chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, from 2010 until it was acquired by New Mountain Capital in 2015. In addition, Mr. Brown was appointed by then-Governor Kasich to the University of Cincinnati Board of Trustees in 2013 and was its chairman from 2019 to 2021.

Skills and Qualifications:

Mr. Brown’s broad executive-level financial and operating experience with several publicly traded companies provides valuable insight for us as to the issues and opportunities facing our company. He has experience as a chief executive officer, chief financial officer and a corporate attorney. Further, he has international and manufacturing experience with LSI Industries Inc., The Armor Group, Inc. and Milacron Inc. In addition, his experience as a director of other publicly traded companies brings a different perspective to our Board.

VICTORIA M. HOLT Retired Director, President and Chief Executive Officer, Proto Labs, Inc.
Director since: 2021 Age: 67 Committees: • Nominating and Governance (Chair) • Personnel and Compensation

Director Biography:

Ms. Holt served as the president and chief executive officer of Proto Labs, Inc., a manufacturer of custom prototypes and on-demand product parts with manufacturing facilities in five countries, from 2014 until her retirement in 2021. Ms. Holt previously served as president and chief executive officer of Spartech Corporation, a leading provider of plastic sheet, compounds and packaging products, from 2010 until its sale to PolyOne in 2013. Prior to Spartech, Ms. Holt was the senior vice president, Glass & Fiberglass at PPG Industries, Inc., a leading coatings and specialty products company, from 2003 to 2010. She also served as a director of Proto Labs, Inc. from 2014 to 2021, when she retired from the company. Ms. Holt serves on the board of Waste Management, Inc., where she is a member of the Audit Committee and the Nominating and Governance Committee and Piper Sandler Companies, where she is a member of the Audit Committee and the Compensation Committee. Ms. Holt was an independent director of Watlow Electric Manufacturing Company, a private company, until its sale to Tinicum in January 2021.

Skills and Qualifications:

Ms. Holt’s extensive experience as a chief executive officer of a growth-oriented, publicly traded company provides valuable perspective to our Board and management, particularly with respect to strategy and operation of a growth-oriented company as well as cybersecurity experience. Ms. Holt has completed the National Association of Corporate Director (NACD) Cyber Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight. In addition, she has many years of experience serving on public company boards of directors. As an added benefit, Ms. Holt brings gender diversity to our Board.

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Election of Directors

DR. ILHAM KADRI Chief Executive Officer and Director, Syensqo S.A.
Director since: 2016 Age: 56 Committees: • Nominating and Governance • Personnel and Compensation

Director Biography:

Dr. Kadri became the chief executive officer of Syensqo S.A. in December 2023 when Solvay S.A. split into two separate publicly traded entities with worldwide operations: Syensqo S.A. and Solvay S.A., both headquartered in Brussels, Belgium. Syensqo is a pure play science company focused on “clean” technology at the service of lightweighting, electrification, connectivity, resource efficiency, circularity and biomaterials. During her appointment as CEO of Solvay, 2019-2023, Dr. Kadri profoundly transformed the company. Under her leadership, Solvay nearly doubled returns, with 18 consecutive quarters of positive free cash flow, double-digit bottom-line growth and strengthened its balance sheet, all while cutting emissions two times more than the Paris Agreement requirement. From 2017 to 2018, Dr. Kadri was president and chief executive officer of Diversey, Inc., a global leader in hygiene and cleaning sectors. Dr. Kadri led the spin-off of Diversey, Inc. from Sealed Air Corporation (SEE) and sold it to private equity Bain. Prior to the spin-off, she was vice president of SEE and president of its Diversey division from 2013 to 2017. She also led the digital strategy of SEE and launched the Internet of Clean (IoC) at Diversey, Inc. Prior to joining SEE, Dr. Kadri held positions of increasing responsibility with Dow Chemical Company from 2007 until 2012, including general manager of its Advanced Materials Division in the Middle East, Africa and Europe (MEA), as well as the commercial director for Dow Water & Process Solutions, a global leader in water desalination and purification technologies. Dr. Kadri is also on the board of directors of L’Oréal S.A., where she serves on the Audit Committee.

Skills and Qualifications:

Dr. Kadri has extensive international experience, having held executive leadership roles in Europe, the U.S., Middle East and Africa regions. In addition, as a chemical engineer, with a master’s degree in physics and chemistry, and a doctorate degree in Polymer Physics and Chemistry, Dr. Kadri brings a unique perspective on manufacturing, research and development, with a focus on sustainability and water technology that are directly applicable to our industry. Her extensive experience as a sitting chief executive officer, as well as a board member at L’Oréal brings unique perspectives. She also has extensive digital/e-commerce, cybersecurity, sustainability, merger/acquisition/divestitures/IPO experiences that benefit our company. Dr. Kadri also brings gender and ethnic diversity to our Board.

CHRISTOPHER L. MAPES Retired Executive Chairman, Lincoln Electric Holdings, Inc.
Director since: 2023 Age: 63 Committee: • Audit (Currently) • Nominating and Governance, • Personnel and Compensation (Starting after the Annual Meeting)

Director Biography:

Mr. Mapes served as executive chairman of Lincoln Electric Holdings, Inc., a global manufacturer of welding, cutting and joining products, from January 2024 until his retirement on December 31, 2024. Previously, Mr. Mapes served as chairman, president and chief executive officer from December 2013 to December 2023 and had been president and chief executive officer from December 2012 to December 2013, after serving as chief operating officer beginning in 2011. From 2004 to 2011, Mr. Mapes served as executive vice president of A. O. Smith Corporation and president of A. O. Smith Electrical Products Company until the divestiture of this division in 2011. Mr. Mapes serves as a director of The Timken Company, where he is on its Audit and Nominating and Governance Committees; Nordson Corporation, where he is on its Audit Committee and RPM International Inc., where he is on its Compensation Committee.

Skills and Qualifications:

Mr. Mapes has extensive experience leading manufacturing and distribution companies. He understands the challenges of global growth and the complexity of managing international operations. His broad experience includes cybersecurity. In addition to his management experience, Mr. Mapes has both an MBA and a law degree, as well as public company director experience.

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Election of Directors

MARK D. SMITH Retired Business Manager, Strattec Security Corporation
Director since: 2001 Age: 63 Committees: • Nominating and Governance • Personnel and Compensation

Director Biography:

Mr. Smith served as a product business manager for Strattec Security Corporation from 1997 until his retirement in 2019. Strattec Security Corporation designs, develops, manufactures and markets automotive access control products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches and related access control products for major automotive manufacturers. In 2019, Mr. Smith was appointed one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is also a first cousin of Robert L. Smith and Bruce M. Smith, who are trustees of the Smith Family Voting Trust.

Skills and Qualifications:

Mr. Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec was managing key customer relationships, and he brings this orientation to his service on our Board. Based on his long service to our company, both as a director and as an employee early in his career, Mr. Smith is knowledgeable of company history and culture, and understands our long-term strategic and tactical plans. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

KEVIN J. WHEELER Chairman and Chief Executive Officer, A. O. Smith Corporation
Director since: 2017 Age: 65

Director Biography:

Mr. Wheeler became chairman of our company in 2020 and president and chief executive officer of our company in 2018. From 2017 to 2018, he was president and chief operating officer of our company. From 2013 to 2017, Mr. Wheeler held the position of senior vice president of A. O. Smith Corporation and president and general manager of its North America, India, Europe Water Heating and Export business, which was then the company’s largest operating unit. Mr. Wheeler previously served as managing director of our company’s European operations, where he had responsibility for water heater business in Europe and the Middle East, and upon his return to the United States from the Netherlands, served as vice president-international, with responsibility for all European and Asian operations, including China. Mr. Wheeler joined the company in 1994 as a regional sales manager and has held positions of increasing responsibility. Mr. Wheeler also serves on the board of Graco Inc., where he is a member of the Governance Committee and the Management Organization and Compensation Committee.

Skills and Qualifications:

Mr. Wheeler has extensive sales, manufacturing and international experience in various executive positions with our company, most recently as our chief executive officer, and brings to the Board a thorough understanding of our people, products and markets worldwide. Mr. Wheeler has cybersecurity experience. Further, Mr. Wheeler has experience as a director of another publicly traded company, which brings a different perspective to our Board.

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Election of Directors

NOMINEES – COMMON STOCK

TODD W. FISTER Chief Financial Officer, Owens Corning
Director since: 2024 Age: 50 Committee: • Audit

Director Biography:

Mr. Fister became chief financial officer of Owens Corning, a global manufacturer of building and composite material systems, in September 2023. Since joining Owens Corning in 2014, Mr. Fister has held several executive-level positions, including president of Owens Corning’s insulation segment from 2019 to 2023; vice president of global insulation and strategy, and managing director of Foamglas and European insulation. He also serves as a member of Owens Corning’s Executive Committee. Prior to joining Owens Corning, Mr. Fister spent seven years at MeadWestvaco in roles of increasing responsibility.

Skills and Qualifications:

Mr. Fister is a seasoned executive with broad financial, operational and strategic experience at Fortune 500 companies. He brings both a global and customer perspective. Further, with his strong financial background, the Board has determined that Mr. Fister is qualified as an audit committee financial expert under SEC regulations.

MICHAEL M. LARSEN Senior Vice President and Chief Financial Officer, Illinois Tool Works, Inc.
Director since: 2021 Age: 56 Committee: • Audit (Chair)

Director Biography:

Since 2013, Mr. Larsen has served as senior vice president and chief financial officer of Illinois Tool Works, Inc., a publicly traded, global, multi-industrial manufacturing leader. He previously served as president and chief executive officer of Gardner Denver, Inc. from 2012 to 2013, and its vice president and chief financial officer from 2010 to 2013. Prior to that, Mr. Larsen was chief financial officer at General Electric (“GE”) Water and Process Technologies from 2009 to 2010 and held a number of global finance leadership roles of increasing responsibility at GE from 1995 to 2009. Mr. Larsen was a director of Gardner Denver, Inc. from 2012 until its acquisition by KKR & Co. Inc. in 2013.

Skills and Qualifications:

Mr. Larsen has extensive executive, financial and operating experience at companies with worldwide manufacturing operations, like our company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards and how they apply to budgeting and financial reporting systems. He has significant experience with mergers and acquisitions, information technology, including cybersecurity, global sourcing and sustainability. The Board has determined that Mr. Larsen is qualified as an audit committee financial expert under SEC regulations.

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Election of Directors

LOIS M. MARTIN Chief Financial Officer, Mortenson Companies, Inc.
Director since: 2024 Age: 62 Committee: • Audit

Director Biography:

Since 2017, Ms. Martin has been the chief financial officer of Mortenson Companies, Inc., a $6B privately held conglomerate of development, real estate, corporate private equity and construction entities spanning the renewable energy, technology, commercial and infrastructure industries. Ms. Martin has more than 30 years of financial experience. Prior to Mortenson Companies, she was executive vice president and chief financial officer at Ceridian Corporation from 2012 to 2017; chief financial officer at Capella University from 2004 to 2008; executive vice president and chief financial officer at World Data Products from 2002 to 2004; and senior vice president and chief financial officer at Deluxe Corporation from 2000 to 2001. Ms. Martin joined Deluxe in 1993 and served as chief financial officer from 1993 to 2001, along with various executive positions. Ms. Martin has been a director of Donnelley Financial Solutions, Inc. since 2016 and serves as chair of its Audit Committee. She previously served as a director of Raven Industries, Inc. from 2018 to 2021, ADC Telecommunications from 2004 to 2010 and MTS Systems from 2006 to 2010. Ms. Martin began her career in public accounting as an auditor at PricewaterhouseCoopers LLP.

Skills and Qualifications:

Ms. Martin brings extensive executive-level financial experience to our company. With her extensive financial experience, including at publicly traded companies, the Board has determined that she qualifies as an audit committee financial expert under SEC regulations. In addition, Ms. Martin brings gender diversity to our Board.

ADRIAN I. PEACE President, Performance Technologies, Modine Manufacturing Company
Director Nominee Age: 57 Committee: • Audit (Starting after the Annual Meeting)

Director Biography:

Mr. Peace is president, performance technologies at Modine Manufacturing Company, a manufacturer of engineered heat transfer systems and heat transfer components for use in on- and off-highway original equipment manufacturer (OEM) vehicular applications. At Modine, Mr. Peace is responsible for overseeing Modine’s powertrain cooling solutions, advanced thermal solutions and stationary power cooling solutions. He has held this position since 2022 and before that was vice president, commercial industrial solutions at Modine from 2021 to 2022. From 2019 to 2021, Mr. Peace served as a strategy advisor for AIP LLC, working with various private equity firms supporting their investment thesis. Mr. Peace served as senior vice president, emerging business operations, at Republic Services, which provides nonhazardous waste management services for commercial, industrial, municipal and residential customers, from 2017 to 2019, where he also led Republic’s sustainability initiatives driving forward environmental, social and governance issues. Mr. Peace held various leadership roles at W.W. Grainger from 2013 to 2017, the last of which was vice president, specialty brands, M&A and Brazil operations. Mr. Peace joined General Electric in 1990 and served for 23 years in a number of roles, culminating in becoming president and CEO for Latin America, consumer and industrial business in 2005, and subsequently being promoted to president of chemicals and monitoring solutions business for GE Water in 2008 where he served until 2013. Mr. Peace has been a director of Essentra plc since 2021, where he serves on the Nomination, ESG, and Audit & Risk Committees. A third-party search firm recommended Mr. Peace to the Nominating and Governance Committee, which considered Mr. Peace and recommended to the Board that Mr. Peace be nominated as a director.

Skills and Qualifications:

Mr. Peace is a seasoned executive with extensive experience leading global manufacturing and commercial operations. He is knowledgeable about complex international operations and also has extensive experience in sustainability and mergers/acquisitions that benefit our company. Mr. Peace also brings racial diversity to our Board.

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GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our chairman and chief executive officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them and by visiting our offices and plants. During 2024, the Board held five regular Board meetings and no special meetings. The standing Committees of the Board of Directors held a total of 18 meetings, including two special meetings. All directors attended all of the meetings of the Board and Committees on which they served during 2024, with the sole exception of one director who had an unavoidable business conflict with part of one meeting. Although we have no formal policy on director attendance, all continuing directors attended our 2024 Annual Meeting of Stockholders.

The nonmanagement directors of the Board met in executive session without management present five times in 2024 in conjunction with each of its regular meetings. The Presiding Director presides at such meetings. The Presiding Director serves for a two-year term (assuming re-election as a director) and the position rotates among the chairpersons of the following Committees in the following order: Audit Committee, Personnel and Compensation Committee, and Nominating and Governance Committee. The Presiding Director from April 2022 to April 2024 was Idelle K. Wolf, the chairperson of the Audit Committee. Ronald D. Brown, the chairperson of the Personnel and Compensation Committee, is currently serving as the Presiding Director from April 2024 to April 2026. Any party wishing to communicate with the Presiding Director may send correspondence to the Presiding Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect a majority of our Class A Directors, who make up a majority of the Board. As of December 31, 2024, the Smith Family Voting Trust directly or beneficially owned 96.9% of Class A Common Stock and, therefore, 96.9% of voting power with respect to the election of the Class A Directors. Since the Board is currently composed of six Class A Directors and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for a majority of the members of our Board of Directors and, therefore, we have qualified as a “controlled company” under the NYSE rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors. Notwithstanding our status as a controlled company, the Board has not elected to utilize the “controlled company” exemption in any respect because, as described below, we have a Board in which a majority of our members consist of independent directors and all members of the Audit Committee, Personnel and Compensation Committee, and Nominating and Governance Committee are independent for SEC and NYSE purposes.

As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee (“Committee”) annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. There were no transactions above the reporting threshold for related party transactions under SEC rules. In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and our company. In particular, the Board and Committee considered that director Victoria Holt is a director of Waste Management, Inc., from which we purchase services and supplies in arm’s length transactions in the ordinary course of business. Since her interest arises solely from her director position, the Board and the Committee determined that this relationship is not material and does not affect her independence. In addition, the Board and Committee considered that director nominee, Adrian Peace, is an executive officer of Modine Manufacturing Company and a director of Essentra plc, both from which we purchase services and supplies in arm’s length transactions in the ordinary course of business that preceded his nomination as a director. The Board and the Committee determined that this relationship is not material and does not affect his independence.

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Governance of Our Company

The Committee and the Board also considered that Mark Smith is a trustee of the Smith Family Voting Trust and that he and his descendants are also beneficiaries of material economic interests associated with the Class A Common Stock subject to this Trust. The members of the Committee and Board (other than Mr. Smith) concluded that such voting power and interests do not impair the independence of Mr. Smith and that the economic interests in stock of the company of which he and his descendants are beneficiaries align his interests with those of stockholders generally, consistent with NYSE Commentary to Rule 303A.02 (Independence Tests) which states that “the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.”

The Board has determined that Messrs. Brown, Fister, Larsen, Mapes and Smith, Dr. Kadri and Mses. Holt and Martin meet the NYSE independence requirements. With respect to Mr. Peace, new director nominee, the Board determined that he meets the NYSE independence requirements. Finally, Mr. Wheeler is considered a management director by virtue of his current position as an executive officer of our company.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of all of the Board members and Mr. Peace as a nominee and determined that each director and Mr. Peace are financially literate within the meaning of the NYSE rules.

Board Composition. We believe that the makeup of the Board should be tailored to our company’s evolving needs. Our goal is a mix of tenure, diversity, skills and experience on the Board, with a balance of longer-tenured, experienced directors and newer directors with fresh perspectives. Our Nominating and Governance Committee regularly reviews the experience and expertise of our Board and considers the ongoing and evolving needs of the company as well as appropriate changes based on those needs and the requirements of our Corporate Governance Guidelines, including those mandating that, absent a waiver by the Board, directors not stand for election beyond age 72. The addition of Ms. Holt and Mr. Larsen in 2021, Mr. Mapes in 2023 and Mr. Fister and Ms. Martin in 2024 brought fresh perspectives to our Board, as will Mr. Peace, assuming he is elected by our stockholders at our 2025 Annual Meeting.

We believe that we have an appropriate mix of shorter-tenured directors who bring a fresh perspective and longer-tenured directors with experience and institutional knowledge. Our commitment to Board refreshment is reflected in the fact that the average director tenure has been reduced from 14.1 in 2020 to 7.7 this year, presuming our director nominee is elected by our stockholders at our 2025 Annual Meeting. With respect to our longer-tenured directors, we believe their long-term perspective has been an advantage to us as we entered new markets, providing both historical perspective and a better understanding of upcoming challenges. Further, we believe that long-term service does not adversely affect director independence. With their in-depth knowledge of the company, these directors are comfortable speaking up and asking probing questions, which we believe improves the ability of the Board to provide constructive guidance and informed oversight. Further, given the voting power exercised by the Smith Family Voting Trust, representation of Mark Smith on our Board works to align the interests of our largest stockholder with those of the Board, through his exposure to the company’s strategic and operational planning and decision-making, and his active participation in the governance of the company. To balance our three longer-tenured independent directors, we will have six independent directors (assuming Mr. Peace, the new director nominee, is elected at the Annual Meeting) who joined our Board within the last four years. They have brought new skills, fresh perspectives and diversity to our Board. For all these reasons, we believe that our Board has struck the right balance as to director tenure.

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Governance of Our Company

SKILLS AND ATTRIBUTES - OUT OF 10 DIRECTOR NOMINEES

Operational /Manufacturing Expertise
100%
Global
90%
M&A/Business Development
80%
Public Board
70%
Cybersecurity
60%
Risk Management
60%
Leadership (CEO)
60%
Financial (CFO/CPA)
50%
Governance/Legal Expertise
40%
Marketing
40%
Diversity
40%
Industry Experience (Water Related)
40%
Technology
30%
Government/Regulatory
20%

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investors” heading, and then “Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles and the Financial Code of Ethics and provided a link entitled “Stockholder Contacts” to communicate with directors. Likewise, under “Investors,” “Governance” and then “Board of Directors,” we have provided a list of the members of our Board of Directors. Further, under the “Board Committees and Charters” subheading, we have Committee Assignments; the Charters for the Audit, Nominating and Governance, and Personnel and Compensation Committees; Corporate Governance Guidelines and Criteria for Selecting Board of Director Candidates. Finally, SEC filings, including our Form 10-K, Forms 10-Q, Forms 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, nonmanagement or independent directors as a group or the Presiding Director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

The Corporate Secretary will forward this communication unopened to the addressed director.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a

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Governance of Our Company

director, executive officer or his/her immediate family members. Other than the matters identified in “Director Independence and Financial Literacy,” each of which was reviewed by the Nominating and Governance Committee and the Board and determined to not be material, there have been no related party transactions.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investors,” then “Governance” followed by “Board Committees and Charters.” To summarize, all nonmanagement candidates should be independent and possess substantial and significant experience which would be of value to our company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Further, directors should have diverse backgrounds and expertise, including diversity of gender and race, required for the Board to fulfill its duties. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 72, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this Proxy Statement entitled “Dates for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, Milwaukee, Wisconsin 53224.

The recommendation letter must, at a minimum, provide the stockholder’s name, address, the number and class of shares owned; the candidate’s biographical information, including name, residential and business addresses, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the Questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

A stockholder who desires to nominate a candidate for election as a director must comply with the provisions of our By-laws described under the section of this Proxy Statement entitled “Dates for Stockholder Proposals.”

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Governance of Our Company

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are three standing Committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. Each standing committee is discussed below. The Board has approved changes in Committee membership and chairpersons assuming the director nominees are elected by stockholders at the Annual Meeting. These anticipated Committee assignments are also discussed below.

Audit Committee
Proposed 2025 Membership: • Mr. Fister • Mr. Larsen (Chairperson) • Ms. Martin • Mr. Peace

The Audit Committee oversees our financial reporting process and the activities of our internal audit function, and appoints the firm that will act as our independent registered public accounting firm. In appointing our independent registered public accounting firm, the Committee reviews its qualifications and its independence. As part of its oversight, the Committee considers the performance of our internal audit function and the independent registered public accounting firm, and reviews our enterprise risk management policies and procedures as well as our process for compliance with legal and regulatory requirements. The Committee is empowered to investigate any matter that comes to its attention and may retain independent legal counsel, advisors, or other experts for advice and assistance as the Committee deems appropriate. As part of its responsibilities, the Committee ensures there is free and open communication among the Committee, our internal audit function, our independent registered public accounting firm and management regarding these matters. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website.

The Audit Committee members are Mr. Larsen, Chairperson, Mr. Fister and Ms. Martin and will include Mr. Peace, the director nominee, if he is elected at the Annual Meeting. The Committee consists of at least three directors, all of whom are independent and financially literate under NYSE rules and have been determined to be independent of any conflict with respect to the independent registered public accounting firm. The Board of Directors has determined that Messrs. Fister and Larsen and Ms. Martin each qualifies as an audit committee financial expert as defined under SEC rules. The Committee held nine meetings during 2024. The Audit Committee Report is included as part of this Proxy Statement.

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Governance of Our Company

Personnel and Compensation Committee
Proposed 2025 Membership: • Mr. Brown (Chairperson) • Ms. Holt • Dr. Kadri • Mr. Mapes • Mr. Smith

The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives and evaluates the performance of the chairman and chief executive officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee reviews the recommendation of the Nominating and Governance Committee concerning any conflicts involving such consultants and makes a determination as to their independence prior to their retention. The Committee directs the senior vice president – human resources and public affairs to prepare computations for its consideration and considers recommendations of the chief executive officer as to compensation of executives other than the chief executive officer. The Committee also provides oversight to the company’s management with respect to the company’s pension and savings plans. Further, the Committee provides oversight of our recoupment (“clawback”) policy for incentive compensation. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website.

The Personnel and Compensation Committee members are Mr. Brown, Chairperson, Ms. Holt, Dr. Kadri and Messrs. Mapes and Smith. The Committee consists of five directors, all of whom are independent under SEC and NYSE rules and have been determined to be independent of any conflict with respect to the Committee’s compensation consultant. The Committee held four meetings during 2024. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

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Governance of Our Company

Nominating and Governance Committee
Proposed 2025 Membership: • Ms. Holt (Chairperson) • Mr. Brown • Dr. Kadri • Mr. Mapes • Mr. Smith

The Nominating and Governance Committee oversees our governance processes and procedures, assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structures to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee reviews the independence of consultants to the Personnel and Compensation Committee and makes recommendations to the Personnel and Compensation Committee as to their independence. The Committee also is responsible for reviewing and making recommendations to the Board as to director compensation. In addition, the Committee provides oversight to the Board with respect to our ongoing Environmental, Social and Governance program to ensure program milestones are met. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website.

The Nominating and Governance Committee members are Ms. Holt, Chairperson, Mr. Brown, Dr. Kadri and Messrs. Mapes and Smith. The Committee consists of five directors, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met five times during 2024, including two special meetings. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

Our Leadership Structure

Kevin J. Wheeler holds the combined position of chairman and chief executive officer. He assumed the role of chairman in 2020 in addition to chief executive officer, which he became in 2018. This structure completed a long planned and orderly succession process of our company leadership, as a result of which we have a single strong leader who represents our company. We have traditionally used this leadership structure, which we believe benefits our stockholders, customers and other key stakeholders by having a single well-recognized and regarded leader.

While we realize that the chairman position is held by an executive officer, we believe the independent members of our Board and the three standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our chairman and chief executive officer, as well as our executive compensation program, and oversees our retirement and savings plans. The Nominating and Governance Committee evaluates independence issues and monitors matters such as the composition and performance of the Board and its Committees, as well as the company’s Environmental, Social and Governance program. Each Committee is led by an independent chairperson other than the chairman and chief executive officer and, as discussed in more detail in this Proxy Statement, the entire Board of Directors is actively involved in overseeing our risk management. Altogether, we believe this framework strikes a sound balance with appropriate oversight.

Further, we have a Presiding Director who is an independent director and chairs meetings of all nonmanagement directors in executive session, and consults with the chairman on Board agendas, materials and topics, as well as provides feedback from the meeting of the independent directors. In 2024, each regular Board meeting included a

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Governance of Our Company

nonmanagement directors’ session. This allows directors to speak candidly on any matter of interest, without the chairman and chief executive officer or other management present. In accordance with our Corporate Governance Guidelines, the role of Presiding Director rotates among committee chairs every two years, to provide continuity in director oversight. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We conduct a robust evaluation of our Board annually to help ensure that the Board is open and well-functioning and to identify and address any director concerns. We do not believe that appointing an independent board chairman, or a permanent Presiding Director, would improve the performance of the Board.

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Governance of Our Company

Consideration of Risk
Our Board is actively involved in overseeing our risk management. In 2024, areas of particular focus for the Board included oversight of the company’s assessment of the risk of doing business in China, including marketplace, operational and geopolitical considerations, as well as oversight of the company’s Environmental, Social and Governance program and information and cybersecurity matters.
We seek to identify and address significant and material risks through our Enterprise Risk Management (“ERM”) process. Our ERM process assesses, manages and monitors risks consistent with the integrated risk framework in the
Enterprise Risk Management – Integrated Framework (2017)
 issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). We believe that risk-taking is an inherent aspect of the pursuit of our strategy. Our goal is to avoid risks and, if not, to prudently manage such risks.
Senior management prioritizes identified risks and assigns an executive to address each major identified risk area and lead action plans to manage risks. Senior management presents on these risks to the Board at a majority of meetings each year. Our Board of Directors provides oversight of the ERM process and reviews and actively engages in discussion of significant identified risks to the company.
In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters and assess the adequacy of our risk-related internal controls. The Audit Committee oversees the frequency and creation of surveys by management of ERM matters and reviews with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board, including information security risk and privacy compliance. Likewise, the Nominating and Governance Committee annually reviews governance practices with respect to risk and oversight. The Nominating and Governance Committee also provides oversight for risks related to environmental, social and governance matters. Additionally, on an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structures to ensure appropriate oversight of risk. The Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for profitable revenue growth without undue risk-taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to all of our incentive compensation programs globally and reviews the executive succession process. The Personnel and Compensation Committee also provides oversight on the risk and return of our investments for retirement plans and our recoupment (“clawback”) policy for incentive compensation.
Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation Committee analyzed our compensation and, among other things, concluded that no individual business segment carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue; or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.
We typically benchmark our compensation and benefits packages at all levels of the organization every year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in a bonus program. For employees in a corporate function, 2024 annual incentive programs were based upon attainment of the same net sales and earnings before interest and taxes (“EBIT”) targets as our executives. Annual incentive programs at our business segments are based upon attainment of business unit net sales and earnings before interest and taxes (“PEBIT”), financial and strategic objectives established and approved annually. A limited number of key managers below the executive level are eligible to participate in a long-term incentive program that awards restricted stock units in varying amounts based upon position and market comparisons. However, awards normally are subject to at least a three-year cliff vesting

  A. O. Smith Corporation

Governance of Our Company

or pro rata vesting period. We feel this combination of base salary, bonus plans tied to critical financial measurements and long-term incentives with three-year vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk-taking.
Cybersecurity Risk Assessment and Oversight
Our company analyzes and assesses information security risks associated with our business on an ongoing basis. As part of our program, our company routinely tests our controls and information systems. We also provide information security training for our salaried employees annually, conduct monthly phishing simulations, and provide periodic cybersecurity communications to all salaried employees. Our company’s focus and efforts on information security risk is lead by our Chief Information Officer and overseen by our Information/Cybersecurity Steering Committee comprised of senior executives in the company.
Our Board recognizes the importance of maintaining the trust and confidence of our customers, employees and suppliers with respect to our information security and, as a part of its oversight, devotes considerable time and attention to cybersecurity. The Board received one comprehensive briefing on information systems and cybersecurity in 2024, including outside legal experts in the field. In addition, at every meeting, the Audit Committee meets with management to review and oversee risk exposures related to information security, cybersecurity and data protection, and the steps management has taken to monitor and control such exposures. This includes Committee review of training, risk assessment, internal controls, security software, incident response plans and forward-looking information security strategies. The company also performs periodic cybersecurity assessments against nationally recognized industry standards. Additionally, our procedures require our Board to be notified of any material breach of our information systems. While the company has experienced information security incidents and attacks, and may in the future, the company has not experienced any material information security incidents or breaches.
Insider Trading Compliance Policy
We have an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of its securities by our directors, officers, employees and our company itself that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the company.

2025 Proxy Statement

Executive Compensation

Governance of Our Company

Our Commitment to Corporate Responsibility and Sustainability

We are committed to growing our business in a sustainable and socially responsible manner consistent with our Guiding Principles. This commitment has driven us to design, engineer and manufacture highly innovative and efficient products in an environmentally responsible manner that helps reduce energy consumption, conserve water and improve drinking water quality and public health. Consistent with this commitment, we issue our sustainability report biennially detailing our company’s historical and current efforts. We issued our fourth report, the 2024 Sustainability Report in December 2024, documenting our sustainability activities over the two years prior to the report. This report details the positive impact of our highly efficient products, highlights our company’s commitment to employees and the communities in which we operate, and reports on our progress toward our goals. We are proud to have been recognized in 2024 as one of the World’s Most Ethical Companies by Ethisphere®, a global leader in defining and advancing corporate ethical standards.

In 2024, we continued to report on our greenhouse gas emissions reduction goal of 10% by 2025 and also announced our first public water stewardship goal: an annual water savings of 40 million gallons by 2030. Our scorecard reflecting our progress is available on our website.

To hold ourselves accountable, we have established sustainability oversight at the Board and management levels. Our Company formed an Environmental, Social and Governance (“ESG”) Council comprised of a cross-section of leaders from operations; product engineering; environment, health and safety; legal affairs; investor relations; human resources and supply chain. The Council makes recommendations about sustainability priorities and goals, key performance indicators and potential reporting enhancements, while also identifying improvement areas regarding our sustainability activities. Our director of ESG manages the Council and reports directly to our executive vice president and chief financial officer, who chairs the ESG Council. Our ESG Council is accountable to our chief executive officer and our Board. The Board provides oversight of the company’s sustainability efforts, receives annual sustainability updates, and reviews the company’s sustainability efforts, including its periodic Sustainability Reports. In 2024, the Board received one comprehensive briefing on sustainability reporting and initiatives.

Starting in 2023, the Board added an element to the executive long-term incentive compensation program to reward our executives for performance against critical strategic issues facing our company. For 2023, that measure was the greenhouse gas emission reduction goal established in our 2020 Sustainability Report. For 2024, the measure was progress towards the water reduction goal announced in our 2024 Sustainability Report. For 2025, the waste reduction goal is based on achievement of a landfill diversion target.

Our Sustainability Reports are available on our website, www.aosmith.com, the contents of which are not incorporated by reference into this Proxy Statement.

22  A. O. Smith Corporation

Governance of Our Company

Public Policy and Regulatory Advocacy

As a leading, global water technology manufacturing company, we believe we have a responsibility as a good corporate citizen to participate in the public policy and regulatory process. Accordingly, we engage and advocate on public policy and regulatory issues that are core to our businesses through ongoing, constructive and transparent interactions with government officials, policymakers, industry and trade associations and other stakeholder groups. These engagements are grounded in and guided by our commitment to strong corporate governance, compliance with our Guiding Principles and respect and adherence to applicable laws in the jurisdictions in which we operate globally.

In addition to our direct advocacy, we believe that involvement in industry and trade associations is beneficial to our business and, therefore, we participate as a member in a number of these organizations. Our participation in an organization may be, in whole or in part, to promote collaborative and constructive approaches to industry engagement with policymakers and other stakeholders to help advance the company’s business goals. We pay membership dues to a number of trade associations and industry groups that may use these funds at their discretion to fund political activities. However, our membership in an organization does not imply our endorsement of all of the policy positions of that particular group. We review these memberships annually to assess their business value and alignment with the company’s overall public policy agenda.

We also maintain and administer the A. O. Smith Political Action Committee (“AOSPAC”). The AOSPAC was created to allow eligible employees and directors to act together in supporting publicly elected officials who seek to advance public policies that are supportive of our employees, products and the communities in which we live and work. Governed by a board of directors and a set of bylaws, the AOSPAC complies with applicable laws, including with respect to registration and the filing of required information with the Federal Election Commission.

2025 Proxy Statement  23

DIRECTOR COMPENSATION

Overview

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is reviewed annually. Nonemployee directors are compensated in the form of cash and shares of Common Stock. Management directors receive no compensation for their service on our Board.

For 2024, the Board approved the Committee’s recommendation to make no changes in its director compensation program. However, following its review of the annual benchmarking of director compensation conducted by Willis Towers Watson (“WTW”), the Committee recommended, and the Board approved at its October 2024 meeting, changes to certain elements of board compensation to keep pace with market practice. The Board approved increases to the annual stock retainer and the annual retainers for committee chairpersons, as shown in the table below. These changes will take effect on April 8, 2025.

The table below provides current director compensation and the compensation effective April 8, 2025. All cash retainers are paid quarterly. The equity retainer is paid in the form of shares of our Common Stock upon a director’s election to the Board.

NONEMPLOYEE DIRECTOR COMPENSATION STRUCTURE

Pay Element	Committee	2024 Amount	2025 Amount

Board Cash Retainer		$103,500	$103,500

Board Equity Retainer		$140,000	$150,000

Committee Chair Cash Retainers	Audit Committee	$ 20,000	$ 25,000
	Personnel and Compensation Committee	$ 15,000	$ 20,000
	Nominating and Governance Committee	$ 15,000	$ 20,000

Presiding Independent Director Cash Retainer		$ 30,000	$ 30,000

Director Compensation

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)

Ronald D. Brown	$141,000	$140,064	—	—	—	—	$281,064

Todd W. Fister	77,625	140,064	—	—	—	—	217,689

Victoria M. Holt	118,500	140,064	—	—	—	—	258,564

Dr. Ilham Kadri	103,500	140,064	—	—	—	—	243,564

Michael M. Larsen	118,500	140,064	—	—	—	—	258,564

Christopher L. Mapes	103,500	140,064	—	—	—	—	243,564

Lois M. Martin	77,625	140,064	—	—	—	—	217,689

Ajita G. Rajendra	103,500	140,064	—	—	—	—	243,564

Mark D. Smith	103,500	140,064	—	—	—	—	243,564

Idelle K. Wolf[6]	38,375	—	—	—	—	—	38,375

1	Mr. Wheeler, as an employee director, receives no compensation for his service as a director.

24  A. O. Smith Corporation

Director Compensation

2	Includes amounts earned during 2024, even if deferred.

3

Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2024 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Directors receive a stock award of Common Stock as part of their annual retainer. On April 9, 2024, each then serving director except for Mr. Wheeler received a stock award worth $140,064, or 1,626 shares valued at $86.14 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Mr. Brown has deferred his receipt of 72,550 shares until his separation from service as a director. Ms. Holt has deferred her receipt of 8,296 shares until her separation from service as a director. Mr. Larsen has deferred his receipt of 8,296 shares until his separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

4

Each director as of December 31, 2024, owned the following aggregate number of shares or restricted stock units in connection with service as a director: Mr. Brown, 72,550; Mr. Fister, 1,626; Ms. Holt, 8,306; Dr. Kadri, 18,849; Mr. Larsen, 19,721; Mr. Mapes, 13,809; Ms. Martin, 1,626; Mr. Rajendra, 9,771 and Mr. Smith, 116,174. Please see the “Security Ownership of Directors and Management” Table for additional information.

5

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings.

6	Ms. Wolf did not stand for re-election at the April 2024 Annual Meeting of Stockholders. Reflects compensation paid to her prior to her retirement.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors receive no additional compensation for their participation in orientation matters.

The stock ownership requirement for directors is five times the applicable cash retainer received by the director in the last year. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to this stock ownership requirement within five years of his or her election as a new director. All directors have met this requirement.

Certain directors have elected to defer receipt of Common Stock shares under the A. O. Smith Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 25%) of their fees until a later date, but not later than the year in which the director ceases service as a director. Payments can be made in a lump sum or in not more than 10 annual installments. This is handled as a bookkeeping entry, with gains and losses credited to the director’s account each month based on the director’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the director’s account. Mr. Brown, Ms. Holt and Mr. Larsen have deferred receipt of their stock awards in 2024, which consequently are treated as restricted stock units. Dividends on stock which have been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

2025 Proxy Statement  25

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2024, the Class A Common Stock and Common Stock of our company beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1,2]		Percent of Class A Common Stock	Common Stock[1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock

Ronald D. Brown	0		0	0		72,550	0	*

Todd W. Fister	0		0	1,626		0	0	*

Victoria M. Holt	0		0	10		8,296	0	*

Dr. Ilham Kadri	0		0	18,849		0	0	*

Michael M. Larsen	0		0	11,425		8,296	0	*

Charles T. Lauber	0		0	36,260		23,275	117,236	*

Christopher L. Mapes	0		0	13,959	[3]	0	0	*

Lois M. Martin	0		0	1,626		0	0	*

Stephen D. O’Brien	0		0	2,104		10,020	3,127	*

Adrian I. Peace	0		0	0		0	0	*

Mark A. Petrarca	0		0	86,737		12,905	68,355	*

Ajita G. Rajendra	0		0	289,982		0	0	*

Stephen M. Shafer	0		0	0		40,425	0	*

Mark D. Smith	274,452	[4]	1.06%	131,903	[5]	0	0	*

James F. Stern	0		0	115,434		17,035	112,745	*

Kevin J. Wheeler	0		0	89,871		89,500	475,717	*

All 24 Directors, Nominees and Executive Officers as a Group	274,452		1.06%	817,555		330,182	872,700	1.71%

*	Represents less than one percent.

1	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

2

Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

3	Included in this total are 10,150 shares beneficially owned because they are held in his spousal lifetime access trust and 3,809 shares held directly by Mr. Mapes.

4	Included in this total are 270,776 shares beneficially owned as a settlor of a revocable family trust and 3,676 shares beneficially owned because they are held by his spouse.

5

Included in this total are 8,956 shares beneficially owned because they are held by his spouse, 6,773 shares beneficially owned as a settlor of a revocable family trust and 116,174 shares held directly by Mark D. Smith.

26  A. O. Smith Corporation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our executive compensation program and plans for our named executive officers:

Kevin J. Wheeler

Chairman and Chief Executive Officer

Charles T. Lauber

Executive Vice President and Chief Financial Officer

Stephen M. Shafer

President and Chief Operating Officer

James F. Stern

Executive Vice President, General Counsel and Secretary

Stephen D. O’Brien

Senior Vice President and General Manager – North America Water Heating

Mark A. Petrarca

Senior Vice President – Human Resources and Public Affairs

Index
Compensation Philosophy	28
Outside Consultants	29
Benchmarking	30
Consideration of Stockholder Vote on Executive Compensation	31
Role of Executives in Compensation Decisions	31
Compensation Elements	31
Base Salary	31
Executive Incentive Compensation	32
Annual Incentive Compensation	32
2024 Annual Incentive Awards	33
Long-Term Incentive Compensation	34
Emphasis on Performance-Based Awards	34
2025 Long-Term Incentive Award	36
Payout of 2022-2024 Performance Cash	36
Timing of Awards	36
Share Ownership Guidelines	36
Consideration of Risk in Executive Compensation Plans	37
Executive Life Insurance	37
Executive Retirement Benefits	38
Defined Contribution Retirement Savings Plan	38
Executive Perquisites	38
Severance Plan	39
Tax Considerations	39
Prohibition on Hedging and Pledging	39
Clawbacks - Recoupment Policy for Executive Compensation	40
Summary Compensation Table	41
Components of 2024 All Other Compensation	42
Grants of Plan-Based Awards	43
Outstanding Equity Awards at December 31, 2024	45

Option Exercises and Stock Vested	46

Pension Benefits	46

Non-qualified Deferred Compensation	47

Termination of Employment and Change in Control Arrangements	48

2025 Proxy Statement  27

Executive Compensation

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent;

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking. Incentive plans are designed to recognize and reward accomplishing individual and organizational goals, as well as our long-term objectives; and

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and performance stock awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership aligns the interests of our management team with our stockholders and encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the chairman and chief executive officer, approximately 14% of 2024 total target compensation was comprised of base salary, with the remaining 86% being variable compensation dependent on our company performance. The variable compensation was divided so that approximately 18% of total target compensation was attributable to annual incentive bonus and approximately 68% was long-term incentive compensation.

For the other named executive officers, approximately 20-35% of total target compensation was comprised of base salary, with the remaining 65-80% being based on our company performance. The variable compensation is structured so that approximately 14-21% of total target compensation represents annual incentive bonus, with roughly 47-65% attributable to long-term incentive compensation.

EXECUTIVE COMPENSATION MIX

Compensation Component	CEO	Other NEOs

Salary	14%	20-35%

Annual Incentives & Bonus	18%	14-21%

Long-Term Incentives	68%	47-65%

The Personnel and Compensation Committee (“PCC”) approved a long-term incentive plan for 2024 which targeted 65% of the chairman and chief executive officer’s long-term incentives, or approximately 44% of total compensation, as equity-based awards. The PCC targeted 65% of the long-term incentives, or approximately 30-42% of total target compensation, as equity-based awards for the other named executive officers.

28  A. O. Smith Corporation

Executive Compensation

EXECUTIVE CASH / EQUITY MIX

Compensation Component	CEO	Other NEOs

Cash-Based Compensation	56%	58 - 70%

Equity-Based Compensation	44%	30 - 42%

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance. With approximately 30-44% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay and short-term and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk-taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. To attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the PCC has retained WTW, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data, as requested, and share input and views on issues being discussed by the PCC.

The PCC has sole authority to approve the independent compensation consultant’s fees and terms of engagement on executive compensation matters. The PCC annually reviews its relationship with WTW to ensure its independence on executive compensation matters, taking into account the independence analysis and recommendation of the Nominating and Governance Committee (“NGC”). In making its recommendation, the NGC reviewed the independence of WTW and the individual representatives of WTW who served as the PCC’s advisors, considering the following specific factors: (i) other services provided to us by WTW; (ii) fees paid by us to WTW as a percentage of WTW’s total revenue; (iii) policies and procedures maintained by WTW that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of WTW who advised the PCC and any member of the PCC; (v) any shares of our company’s Common Stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and WTW or the individual representatives.

We paid WTW $90,592 in fees in 2024 for consulting services provided to the PCC regarding executive compensation matters and to the NGC regarding director compensation benchmarking. Management subscribes to various WTW compensation databases. Additionally, management utilizes WTW in various consulting capacities related to employee benefits programs and nonexecutive salaried employee compensation. The following table sets forth the fees we paid to WTW in 2024 for services other than those provided to the PCC.

Service	Fees

Management Compensation Surveys and Benchmarking	$19,205

Benefits Consulting Services	$366,892 in U.S. and Canadian health and welfare plan consulting paid through credits against commissions earned as broker for life and disability group insurance plans; $15,642 for retirement benefits consulting in Canada.

Health Plan program fees	$115,000 for participation in Rx Collaborative, WTW’s pharmacy purchasing coalition and $97,380 for the Custom Care Management Unit, which provides personalized care for families with a member having a serious health condition.

2025 Proxy Statement  29

Executive Compensation

WTW has informed us that the WTW personnel who provide advice to us on executive and director compensation matters are separate from and do not provide other compensation services to our company, nor do they serve as our account manager. The PCC does not approve the services provided by WTW outside the executive compensation advisory role to the PCC but is aware these services are provided.

The PCC concluded, based on the evaluation described above and recommendation from the NGC, that these nonexecutive compensation services performed by WTW did not raise a conflict of interest or impair WTW’s ability to provide independent advice to the PCC regarding executive compensation matters. The PCC’s conclusion was based on a representation letter provided by WTW, the limited scope of the other services provided to us by WTW, the small percentage of WTW’s revenues represented by the fees paid by us, the separation within WTW between its compensation consulting business and its other businesses, the absence of any conflicting relationships between the individual representatives of WTW who provided advice to the PCC or WTW, on the one hand, and members of the PCC or our executive officers, on the other, and review of director and executive officer responses to our annual Directors’ and Officers’ Questionnaire.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other nonfinancial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with revenues similar to A. O. Smith. We believe market median is an appropriate target for our total compensation program. We attempt to design both short-term and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized WTW to perform a detailed analysis of our executive compensation levels in 2024, as we do each year.

As we describe below, the PCC asked WTW to provide input on marketplace trends in executive compensation, and overall compensation and components of compensation for 13 executive positions.

We utilize WTW because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database includes a broad array of over 800 companies. We did not rely on a specific subgroup of peer companies within that database. In working with WTW, we played no role in selecting the companies for which the data was obtained.

For 2024 compensation, WTW performed a regression analysis to reflect base pay levels of an organization with $3.75 billion in revenue and reported its findings to the PCC in October 2023. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

For 2024, the PCC generally targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 80% to 120% of median generally to be appropriate when reviewing total compensation. Although the PCC generally attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities and, as appropriate, recruitment considerations, and as described further below in the discussion of individual compensation elements, the PCC will set compensation outside of its typical target range in special circumstances to the extent it believes such an action is appropriate based on these variables and the expected future contributions of an individual executive to our company.

For 2025, we compared ourselves to the market median of other companies with revenues of $3.85 billion, which represents our reported revenues in 2023.

30  A. O. Smith Corporation

Executive Compensation

Consideration of Stockholder Vote on Executive Compensation

At our 2024 Annual Meeting, our stockholders approved the compensation of our named executive officers by approximately 97% of the votes cast, which was consistent with previous years. The PCC considered this vote when setting 2025 compensation levels for our named executive officers and other executives and, as discussed below, made very few changes to the 2025 program.

Role of Executives in Compensation Decisions

The PCC annually reviews the chairman and chief executive officer performance and makes recommendations regarding his compensation for consideration by the full Board. The chairman and chief executive officer is not present during discussions regarding his compensation, and he does not play any role in determining his own compensation. As it deems appropriate, the PCC utilizes the WTW compensation data and directs the senior vice president – human resources and public affairs to prepare computations for its consideration. With respect to other executives, the chairman and chief executive officer annually reviews performance and makes compensation recommendations to the PCC. The chairman and chief executive officer reviews compensation data provided by WTW, consults with the senior vice president – human resources and public affairs and considers the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2024, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, performance cash and performance stock

•	Benefits

•	Executive retirement plan and 401(k) savings plan

•	Executive life insurance and post-retirement life insurance (grandfathered for executives serving prior to 2019 only)

•	Perquisite allowance (grandfathered for executives serving prior to 2016 only)

Each of these components of the executive compensation package is discussed below.

Base Salary

Base salary provides the executive with a consistent, market competitive stream of income on a semimonthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The chairman and chief executive officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the chairman and chief executive officer and reviews and approves the chairman and chief executive officer’s recommendations for the other named executive officers. When considering base salary increases, consideration is given to experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the chairman and chief executive officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The chairman and chief executive officer and the PCC rely upon competitive survey data from WTW and their own diverse experiences with executive compensation when making compensation decisions.

2025 Proxy Statement  31

Executive Compensation

In reviewing and approving individual base salary adjustments for the named executive officers for 2024, the PCC relied upon salary data for comparable positions from the 2023 WTW Executive Compensation Database, which was aged 4.0% to reflect anticipated market movement from the 2023 survey through year-end 2024. Effective January 1, 2024, the PCC authorized increases of 4.0% to Messrs. Wheeler, Lauber, Stern, and Petrarca. Mr. O’Brien received an increase of 21.6% as he was promoted to president of the North America Water Heating business unit. Mr. Shafer joined the company on March 18, 2024. In light of his unique skills and expected future contributions to our organization, we set Mr. Shafer’s salary at a level higher than our typical target range for base salary of 80% to 120% of the market median.

In reviewing 2025 base salaries at its December 2024 meeting, the PCC approved increases of 3.5% for Messrs. Wheeler, Lauber, Shafer, and Stern. Mr. O’Brien received an increase of 8.5% recognizing continued advancement in his relatively new role. Mr. Petrarca retired from the company on September 3, 2024. Based upon input from WTW, we believe that the 2025 base salaries for our named executive officers are in the aggregate approximately 112% of the projected market median. Excluding Mr. Shafer, we estimate 2025 salaries to be at 105% of projected market median. This is within our desired target range of 80% to 120%. Further, we anticipate the market increase for base salaries to average 3.5% in 2025, which we took into account in determining 2025 salaries.

Name	2024 Base Salary	2024 Base Salary % to Market Median	January 1, 2025 Base Salary	2025 Base Salary % to Market Median

Kevin J. Wheeler	$1,120,000	103%	$1,159,000	105%

Charles T. Lauber	651,000	104%	673,800	108%

Stephen M. Shafer[1]	900,000	135%	931,500	138%

James F. Stern	646,000	109%	668,600	112%

Stephen D. O’Brien	470,000	91%	510,000	97%

Mark A. Petrarca[2]	558,500	106%	N/A	N/A

1	Mr. Shafer joined the company on March 18, 2024.

2	Mr. Petrarca retired on September 3, 2024.

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives, while ensuring their commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide compensation in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay for the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by WTW. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and may vary from 0% to 200% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the chairman and chief executive officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the

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chairman and chief executive officer at 125% of base pay in 2024 based upon WTW survey data for comparably situated executives. The relationship of our incentive targets to market median comparisons as of year end is illustrated in the following table. Mr. Shafer joined A. O. Smith in March 2024. His annual incentive compensation target was set at a level above our target range to reflect his unique skill set and expected future contributions to the company.

Name	2024 Target % of Base Salary	Target Incentive % to Market Median

Kevin J. Wheeler	125%	100%

Charles T. Lauber	80%	100%

Stephen M. Shafer	100%	118%

James F. Stern	70%	100%

Stephen D. O’Brien	60%	92%

Mark A. Petrarca	65%	100%

For 2024, the PCC again aligned our incentives with our focus on improving growth of stockholder value through profitable revenue growth. Our 2024 annual incentive plan for corporate executives was based on achieving a combination of two financial measures, corporate EBIT of $799.1 million and corporate net sales of $4.0258 billion. The goal of the plan was to keep our management focused on providing value to stockholders by incorporating both a profitability measure and a growth measure. Eighty percent (80%) of the incentive opportunity was based on EBIT and twenty percent (20%) on net sales. EBIT is calculated by subtracting our cost of goods sold and operating expenses from revenue before interest and taxes. Net sales is calculated by subtracting returns, allowances and discounts from gross sales. The PCC took into account market practice in the choice and number of measures, and we believe that limiting the net sales measure to twenty percent (20%) of the total incentive opportunity mitigates the risk of executives focusing on growth at the expense of profitability. We expect to use these financial measures for 2025.

We followed a similar approach for our business unit executives. As a business unit executive, seventy percent (70%) of Mr. O’Brien’s annual incentive for 2024 was based on two business unit-based measures: business unit PEBIT weighted at eighty percent (80%) and business unit net sales weighted at twenty percent (20%) of this portion. The balance of Mr. O’Brien’s annual incentive was linked to our corporate EBIT and corporate net sales goals.

We achieved 68.1% of the corporate EBIT incentive bonus target and 72.7% of the corporate net sales incentive bonus target, for an overall corporate bonus achievement of 69.0%. The North America Water Heating business unit achieved 74.6% of its PEBIT incentive bonus target and 74.5% of its net sales incentive target, with an overall achievement of 74.5%. Accordingly, the named executive officers were awarded incentive compensation bonuses set forth in the table below.

2024 Annual Incentive Awards

Name	Amount

Kevin J. Wheeler	$966,000

Charles T. Lauber	360,000

Stephen M. Shafer[1]	491,000

James F. Stern	313,000

Stephen D. O’Brien	206,000

Mark A. Petrarca[2]	169,000

1	Mr. Shafer joined the company on March 18, 2024; his annual incentive was prorated for the portion of the year he worked for A. O. Smith.

2	Mr. Petrarca retired from the company on September 3, 2024; his annual incentive was prorated for the portion of the year prior to his retirement.

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Executive Compensation

Long-Term Incentive Compensation

Long-term incentive compensation consists of restricted stock units, performance cash and performance stock, all of which are focused on ensuring sustained performance or achievement of strategic goals over a multi-year period. We believe strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes WTW to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analysis that WTW provided in October 2023 for the existing executives and in early 2024 for Mr. Shafer who joined A. O. Smith in March 2024, the long-term incentive grants to our named executive officers were valued in the aggregate at 118% of market median and 104% excluding Mr. Shafer. We set Mr. Shafer’s long-term incentive target above our typical target range relative to market median to reflect the unique skills he brings to the role and his anticipated future contributions. Mr. O’Brien’s long-term incentive target reflects his recent promotion to his role.

The following table shows long-term incentive grants to named executive officers in 2024, and compares such grants to market median.

Name	2024 Long-Term Incentives Target Value	Projected Market Median

Kevin J. Wheeler	$5,350,000	111%

Charles T. Lauber	1,375,000	103%

Stephen M. Shafer[1]	3,000,000	194%

James F. Stern	1,020,000	111%

Stephen D. O’Brien	660,000	86%

Mark A. Petrarca	770,000	109%

1

In addition to the annual grant amount shown in the table, Mr. Shafer also received a special one-time grant of $2,000,000 in restricted stock units to account for equity awards he forfeited to join the company in March 2024. The restricted stock units will vest on March 18, 2027

Emphasis on Performance-Based Awards

Our approach is to structure our awards so that restricted stock units represent 50% of our long-term incentive awards, performance cash 35% and performance stock 15%. All three components have a financial or strategic performance metric associated with them.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based but have a minimum performance threshold based on average Return on Equity that must be achieved in order to vest. The average Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and nonrecurring items,

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averaged over the three-year vesting period. We use average Return on Equity because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interest over the three-year performance period of the award. The value to the executive of restricted stock units is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives. For 2024, the minimum average Return on Equity for restricted stock unit payouts was 5%.

Performance cash is valued at $100 per unit at the time of grant. The value to the executive is dependent upon return on invested capital (or ROIC) performance over a three-year vesting period. [We calculate ROIC by taking net operating profit after taxes and dividing it by total capital.] The 2024 performance cash award uses ROIC to measure how effectively executives manage capital. The goal for achieving 100% of target is based on an average of the company’s last five years of ROIC achievement. The threshold and maximum performance levels are based on a market reference point: the five-year average of median ROIC for the S&P 500 Industrials Index. The threshold for achieving any payout is 125% of this reference point, and the maximum payout is achieved at 225% of the reference point. Target value payouts will be earned at 30.8% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 36.5% ROIC as a percent of the Cost of Capital between January 1, 2024, and December 31, 2026. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

ROIC Achieved	2024 Plan Payout

20.3%	0% – Minimum

30.8%	100% – Target

36.5%	200% – Maximum

Through December 2024, which includes one year of the three-year performance period, the performance cash granted in February 2024 had an estimated value of approximately 195.6% of target value. Through December 2024, which includes two years of the three-year performance period, the performance cash granted in February 2023 had an estimated value of approximately 167.5% of target value.

The 2024 performance stock has a three-year performance and vesting period with payout based on achievement of the company’s strategic water savings target. This target, defined as a 16-million-gallon savings in water usage by the third quarter of 2026 from the baseline set using the 12 months ending September 30, 2023, is part of a longer-term water reduction target outlined in the company’s 2024 sustainability report. Water savings is reduction in water usage plus water recycled. Achievement of a 16-million-gallon reduction provides 100% of the target shares, and a reduction of 20-million-gallons will provide the maximum number of shares at 150% of target.

Water Savings — millions of gallons	2024 Plan Payout

0	0%

16	100% – Target

20	150% – Maximum

Through December 2024, the performance stock we granted in 2024 had an estimated value of approximately 150.0% of shares granted.

At target, the combined value of the three components of executive long-term incentives (restricted stock units, performance cash and performance stock) should represent long-term incentive awards levels within a range around market median consistent with the WTW survey, subject to limited exceptions for special circumstances. Based upon the PCC’s October 2024 analysis, target long-term incentives for our named executive officers compared to market median are reflected on the table in the Long-Term Incentive Compensation discussion above.

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Executive Compensation

2025 Long-Term Incentive Award

In 2025, the PCC will follow the same structure for the long-term incentive award as in 2024. The restricted stock unit and performance cash components of the 2025 long-term incentive award will comprise 50% and 35% of the award, respectively, with performance criteria set following the process outlined for the 2024 award.

The 2025 performance stock will again have a three-year performance period based on a strategic ESG goal and will constitute 15% of the total long-term incentive. The 2025 award will be a waste reduction goal based on achievement of a landfill diversion target. This target, defined as reducing 525,000 pounds of waste at our seven largest North American plants through landfill diversion by year-end 2027 from the baseline set in 2024. Landfill diversion will be achieved through waste reduction, recycling or energy recovery. Achieving the target of 525,000 pounds diverted provides 100% of the target shares, and a diversion of 787,500 pounds will provide the maximum number of shares at 150% of target.

Payout of 2022-2024 Performance Cash

Performance cash awarded in February 2022 for the period 2022-2024 was paid in February 2025. This award was based upon ROIC as a percent of the Cost of Capital for the three-year period (2022-2024). The cash units originally were valued at $100 per unit. Based upon our performance during the measurement period, our ROIC exceeded the Cost of Capital by 479.5%, which resulted in the performance cash being paid out at 115.9% of the target value.

Timing of Awards

We generally award long-term incentive grants annually in February, shortly after we release earnings for the prior year, although such timing may change from year to year. The PCC also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, at the discretion of the PCC. The chairman and chief executive officer has the authority to implement midyear equity grants as they relate to senior management employee promotions and new hires to align the employees as quickly as possible to stockholder interests and to make equity adjustments if circumstances warrant. This authority does not include midyear grants for executive officers. Neither the PCC nor the chairman and chief executive officer takes into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed, nor do we intend to time, the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows, based on the average stock price in the prior year:

Executive	Guideline (Multiple of salary)

Kevin J. Wheeler	5

Charles T. Lauber	3

Stephen M. Shafer	3

James F. Stern	3

Stephen D. O’Brien	3

We target these ownership guidelines to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market and makes adjustments, as appropriate. We expect

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executives to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all named executive officers with the exception of Mr. O’Brien are in compliance with the ownership guidelines. Mr. O’Brien is new to his role and is on track to meeting his share ownership guideline. Mr. Petrarca retired in September 2024 and is no longer subject to share ownership guidelines.

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: EBIT, net sales, ROIC and return on equity beginning with 2023 awards. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing businesses.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their performance cash awards also are subject to vesting over a three-year period, and their payout is tied to ROIC over the same period of time.

Our performance-based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan, long-term performance cash and performance stock. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

The PCC reviewed the company’s annual and long-term incentive plans at the PCC’s July 2024 meeting. As a result of its review, the PCC concluded that our program is unlikely to place the company at material risk. In this regard, several of our current practices effectively mitigate risk and promote performance.

As part of this process, the PCC reviewed the risk assessment process conducted by WTW at the PCC’s direction and discussed with WTW any changes over the last year that could impact risk. The PCC concluded that no plan changes were implemented in 2024 that would affect the existing risk profile of any of the plans.

In addition, we maintain a Recoupment Policy for Incentive Compensation, which complies with the SEC’s and the NYSE’s clawback policy requirements and requires us to recover from executive officers incentive compensation erroneously awarded in the event of a material accounting restatement. We believe this policy, discussed in greater depth in the section of the Compensation Discussion and Analysis entitled, “Clawbacks – Recoupment Policy for Incentive Compensation,” mitigates the risk of a financial restatement by helping to ensure that our executive officers monitor and maintain the accuracy of our reported financial results and adhere to our Guiding Principles.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We may at our discretion transfer ownership of the post-retirement policy equivalent of one times annual base salary to an executive upon retirement.

In 2019, the PCC reviewed and approved freezing and grandfathering the value of the active and post-retirement life insurance at the three times and one times levels described above for executives currently in the life insurance

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Executive Compensation

program. Messrs. Wheeler, Lauber, and Stern are eligible for a grandfathered life insurance benefit. Mr. Petrarca retired in September 2024 with a grandfathered benefit. All new executives, including Messrs. Shafer and O’Brien, will be eligible for a life insurance benefit equal to two times annual base salary during employment.

Executive Retirement Benefits

The retirement plans provided to our executives are consistent with our philosophy of providing competitive retirement benefits for all employees to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time.

Executive retirement benefits are provided in one of two ways, depending on when the executive became eligible. Executives hired or promoted into a qualifying executive position prior to July 2010, are covered by a non-qualified supplemental executive retirement plan. This plan was intended to supplement a defined benefit plan that was closed to new entrants in 2010, stopped accruing benefits in 2014 and terminated in 2021. The non-qualified executive retirement plan was not terminated and benefits under the non-qualified plan will be paid following an executive participant’s termination of employment. The only executive in the non-qualified supplemental executive retirement plan is Mr. Stern. Mr. Petrarca retired in September 2024 and will receive his benefit under the supplemental executive retirement plan in March 2025. Executives hired or promoted into a qualifying executive position after July 2010 do not participate in the supplemental executive retirement plan, but are eligible to participate in a defined contribution restoration plan described in the “Defined Contribution Retirement Savings Plan” section below. Messrs. Wheeler, Lauber, Shafer and O’Brien participate in the defined contribution restoration plan.

A detailed discussion of terms of the defined benefit plans follows the “Pension Benefits” Table.

Defined Contribution Retirement Savings Plan

We have a defined contribution 401(k) plan, the A. O. Smith Retirement Security Plan, for all U.S. salaried employees, including the named executive officers. We contribute a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We also provide a company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the 401(k) plan. The amount of the company contribution to the eligible executives under the Non-qualified Deferred Compensation Plan is the difference between the match the executive would have received without the restrictions placed on compensation eligible for contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

Under the A. O. Smith Retirement Security Plan, we also make an annual nonmatching company contribution to eligible employees of 3% of employee base salary and bonus up to the compensation limits specified in the Internal Revenue Code. Additionally, the A. O. Smith Non-qualified Deferred Compensation Plan includes a defined contribution restoration component for executives who are not eligible for the supplemental executive retirement plan. They receive an annual company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan of 3% of pay (base plus bonus) based on pay above the Internal Revenue Code pay limit. Messrs. Wheeler, Lauber, Shafer and O’Brien participate in this defined contribution restoration component.

A discussion of the A. O. Smith Non-qualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Non-qualified Deferred Compensation” Table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semimonthly. In 2016, the PCC reviewed and approved freezing and grandfathering the value of the perquisite allowance at the current amount for executives currently in the perquisite allowance program. All new executives will be eligible for the executive physical program and reimbursement for tax planning and preparation services, but will not receive a semimonthly perquisite

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allowance. Messrs. Wheeler, Lauber and Stern are grandfathered and receive perquisite allowances; Messrs. Shafer and O’Brien are not eligible for perquisite allowances. Mr. Petrarca was eligible for a perquisite allowance until his retirement in September 2024. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance

Kevin J. Wheeler	$40,000

Charles T. Lauber	35,000

Stephen M. Shafer	0

James F. Stern	40,000

Stephen D O’Brien	0

In addition to the grandfathered perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings, including, on an infrequent basis, spousal travel on the corporate aircraft for such purpose, occasional tickets to sporting events and other items of incidental value.

Severance Plan

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan (the “Plan”), which protects executives financially in the event of employment termination in circumstances identified in the Plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this Plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The Plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the Plan, an executive must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The Plan also provides for enhanced cash severance benefits upon a change in control, as discussed below. We do not have any individual employment agreements with named executive officers.

Tax Considerations

The PCC considers its primary goal to be the design of compensation strategies that further the economic interests of our company and stockholders.

Under Section 162(m) of the Internal Revenue Code, any compensation that we pay to covered employees pursuant to compensation arrangements, even if performance-based, counts towards the $1,000,000 deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we anticipate that some of the compensation that we provide to our executive officers may not be deductible.

Prohibition on Hedging and Pledging

We have a policy that prohibits all directors, officers and employees from entering into transactions that hedge or pledge our company’s securities. Without limitation, the prohibition on hedging includes the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our company’s securities.

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Executive Compensation

Clawbacks – Recoupment Policy for Executive Compensation

We maintain a Recoupment Policy for Incentive Compensation that complies with the SEC’s and NYSE’s clawback policy requirements under section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) by requiring us to recover incentive-based compensation erroneously awarded to executive officers due to material accounting restatements. The policy also provides the company with discretion to recover incentive compensation beyond SEC and NYSE requirements in two ways: (i) it can be applied globally to all employees who receive equity-based incentive compensation under the company’s Combined Incentive Compensation Plan in the event of a material accounting restatement, and (ii) it can be applied globally to all employees who engage in any conduct or have direct knowledge that another person has engaged in any conduct that is materially adverse to the company and fails to take appropriate action on the basis of such knowledge. The conduct described in (ii) includes, but is not limited to, conduct that warrants or could warrant the covered employee’s dismissal; or is a violation of the company’s Guiding Principles, or any law, regulation or listing standard, whether or not such detrimental conduct results in criminal prosecution or sanctions against the covered employee.

The PCC believes that implementing this policy for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers monitor and maintain the accuracy of our reported financial results and comply with all regulations and our code of conduct. Further, the PCC believes that this policy aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company and our commitment to conduct business in compliance with all legal requirements and our Guiding Principles. We believe this policy will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company and our culture of compliance, which will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

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Summary Compensation Table

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chairman and chief executive officer, chief financial officer and other named executive officers during fiscal years 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Kevin J. Wheeler Chairman and Chief Executive Officer	2024 2023 2022	$1,120,000 1,076,500 1,035,000	$0 0 146,000	$3,477,378 3,146,180 1,517,977	$0 0 1,518,003	$2,779,000 3,889,000 2,122,000	$0 0 42,393	$289,794 236,976 258,674	$7,666,172 8,348,656 6,640,047

Charles T. Lauber Executive Vice President and Chief Financial Officer	2024 2023 2022	651,000 626,000 602,000	0 0 49,000	893,651 825,486 395,832	0 0 396,043	833,000 1,263,000 574,000	0 0 0	132,955 115,753 119,842	2,510,606 2,830,239 2,136,717

Stephen M. Shafer President and Chief Operating Officer[6]	2024 2023 2022	712,500	0	3,950,213	0	491,000	0	432,523	5,586,236 0 0

James F. Stern Executive Vice President, General Counsel and Secretary	2024 2023 2022	646,000 621,000 597,000	0 0 47,000	663,149 597,882 288,891	0 0 288,783	658,000 979,000 491,000	174,388 613,108 0	101,861 100,126 94,454	2,243,398 2,911,116 1,807,128

Stephen D. O’Brien Senior Vice President, President and General Manager – North America Water Heating	2024 2023 2022	470,000	0	429,001	0	305,000	0	55,096	1,259,097 0 0

Mark A. Petrarca Sr. Vice President – Human Resources and Public Affairs[7]	2024 2023 2022	374,663 537,000 516,000	0 0 37,000	500,299 455,209 218,339	0 0 218,303	402,000 777,000 348,000	658,330 644,160 0	73,525 85,964 81,299	2,008,817 2,499,333 1,418,941

1	Includes amounts earned in 2024, even if deferred.

2

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For 2022, the values reflect the grant date fair value of restricted stock units. For 2023 and 2024, the values reflect the grant date fair value of restricted stock units and the grant date fair value of performance stock at target performance, which, for 2024 respectively, for each named executive officer are as follows: Mr. Wheeler, $2,674,875 and $802,503; Mr. Lauber, $687,455 and $206,196; Mr. Shafer, $3,499,997 ($1,499,999 for his annual grant and $1,999,998, for a special grant upon joining the company) and $450,216; Mr. Stern, $510,021 and $153,128; Mr. O’Brien, $330,157 and $98,844 and Mr. Petrarca, $384,845 and $115,454. With respect to the 2024 performance stock grant, the maximum performance level values at the grant date fair value are: Mr. Wheeler, $1,203,755; Mr. Lauber, $309,294; Mr. Shafer, $675,324 Mr. Stern, $229,692; Mr. O’Brien, $148,266 and Mr. Petrarca, $173,181. For a discussion of valuation assumptions, see Note 12 to our 2024 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. See the Grants of Plan-Based Awards Table for more information on stock awards granted in 2024.

3

The amounts shown for 2024 reflects the annual incentive bonus for 2024 and performance cash for the period 2022 to 2024, which, respectively, for each named executive officer are as follows: Mr. Wheeler, $966,000 and $1,813,000; Mr. Lauber, $360,000 and $473,000; Mr. Shafer $491,000 and $—; Mr. Stern, $313,000 and $345,000; Mr. O’Brien, $206,000 and $99,000 and Mr. Petrarca, $169,000 and $233,000. Mr. Shafer joined the company in 2024 and was not eligible for a 2022 performance unit award.

The amounts shown for 2023 in the Summary Compensation Table in last year’s Definitive Proxy Statement on Schedule 14A filed on February 29, 2024 for Mr. Wheeler, Mr. Lauber, Mr. Stern and Mr. Petrarca were overstated due to an error in the calculation of the payout percentage for the performance units for the period 2021 to 2023. The payout percentage was originally calculated as 164.9%, but the correct payout percentage was 136.3%. The amounts shown for 2023 in the table above have been reduced by the following amounts to reflect the amounts ultimately retained by the executive officers based on the correct payout percentage: Mr. Wheeler, ($408,000); Mr. Lauber, ($107,000); Mr. Stern, ($74,000); and Mr. Petrarca, ($61,000).

4

The 2024 amounts reflect the net change in the actuarial present value of the pension benefit for Messrs. Stern and Petrarca who participate in the Executive Supplemental Pension Plan. Messrs Wheeler, Lauber, Shafer and O’Brien do not participate in a pension plan. Mr. Petrarca retired in September 2024 and will receive his Executive Supplemental Pension benefit in March 2025.

5	Additional information regarding other compensation as provided in the “Components of 2024 All Other Compensation” Table below.

6	Mr. Shafer Joined the company on March 18, 2024.

7	Mr. Petrarca retired on September 3, 2024.

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Components of 2024 All Other Compensation

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)[2]	Perquisite Allowance ($)[3]	Other ($)[4]	Total ($)

Kevin J. Wheeler	$131,060	$113,078	$40,000	$5,656	$289,794

Charles T. Lauber	60,538	29,453	35,000	7,964	132,955

Stephen M. Shafer	10,350	39,617	0	382,556	432,523

James F. Stern	32,960	21,451	40,000	7,450	101,861

Stephen D. O’Brien	36,557	15,039	0	3,500	55,096

Mark A. Petrarca	23,463	16,351	24,792	8,919	73,525

1

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Non-qualified Deferred Compensation Plan. For 2024, Messrs. Wheeler, Lauber, Stern, O’Brien and Petrarca received a $12,075 company 401(k) plan matching contribution; Mr. Shafer did not contribute to the 401(k) plan in 2024 and therefore did not receive a matching contribution. Each officer received a $10,350 company 401(k) plan nonmatching contribution and the following Non-qualified Deferred Compensation Plan contributions: Mr. Wheeler, $108,635; Mr. Lauber, $38,113; Mr. Shafer, $0; Mr. Stern, $10,535; Mr. O’Brien, $14,132 and Mr. Petrarca, $1,038.

2	Dividends on deferred restricted stock and restricted stock units are credited to the executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan.

3	Perquisite allowances received by Messrs. Wheeler, Lauber, Stern and Petrarca, as discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis.

4

Amounts shown include payments for life insurance premiums for Messrs. Wheeler, Lauber, Stern and Petrarca, executive physicals, if taken, and spouse travel of $2,411 for Mr. Stern. Also reflects relocation benefits of $382,556 for Mr. Shafer, who joined the company in March 2024 including associated tax equalization of $58,293 in accordance with our relocation policy, which applies to every employee relocated at our expense.

42  A. O. Smith Corporation

Executive Compensation

Grants of Plan-Based Awards

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin J. Wheeler	2/12/2024	[4]	0	$1,400,000	$2,800,000

	2/12/2024	[5]	0	1,872,500	3,745,000

	2/12/2024					0	9,905	14,858		$802,503

	2/12/2024								33,015	2,674,875

Charles T. Lauber	2/12/2024	[4]	0	520,800	1,041,600

	2/12/2024	[5]	0	481,500	963,000

	2/12/2024					0	2,545	3,818		206,196

	2/12/2024								8,485	687,455

Stephen M. Shafer	3/18/2024	(5)	0	712,500	1,425,000

	3/18/2024	(6)	0	1,050,000	2,100,000

	3/18/2024	(7)				0	5,200	7,800		450,216

	3/18/2024								40,425	3,499,997

James F. Stern	2/12/2024	[4]	0	452,200	904,400

	2/12/2024	[5]	0	357,000	714,000

	2/12/2024					0	1,890	2,835		153,128

	2/12/2024								6,295	510,021

Stephen D. O’Brien	2/12/2024	[4]	0	282,000	487,062

	2/12/2024	[5]	0	231,000	456,000

	2/12/2024					0	1,220	1,830		98,844

	2/12/2024								4,075	330,157

Mark A. Petrarca	2/12/2024	[4]	0	243,531	487,062

	2/12/2024	[5]	0	269,500	539,000

	2/12/2024					0	1,425	2,138		115,454

	2/12/2024								4,750	384,845

1

Amounts reflect the threshold, target and maximum number of shares of performance stock that each named executive officer can earn under the Combined Incentive Compensation Plan for the period 2024-26. The grant date fair value of these awards was $81.02 for the February 12, 2024, grant per share of performance stock, based upon the average of the highest and lowest price on the date of grant. Mr. Shafer joined the company on March 18, 2024, and the fair market value for his grants on that date was $86.58, based upon the average of the highest and lowest price on the date of the grant. No dividends are paid on unvested performance stock. The actual number of stock units vesting is dependent upon company performance on a water usage goal over the three-year vesting period as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

2

Shows the number of restricted stock units granted to each named executive officer in 2024 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 12, 2027, except in the event of dismissal or voluntary resignation prior to vesting, if not retirement eligible. The grant date fair value of these awards was $81.02 for the February 13, 2024, grant per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Mr. Shafer joined the company on March 18, 2024, and the fair market value for his grants on that date was $86.58, based upon the average of the highest and lowest price on the date of the grant. Mr. Shafer’s restricted stock units grant includes 17,325 units representing his regular annual grant and an additional 23,100 units to account for equity awards he forfeited to join A. O. Smith. Dividends on restricted stock units are credited to the named executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan.

2025 Proxy Statement  43

Executive Compensation

3

The value of the restricted stock units and performance stock are the aggregate grant date fair value of restricted stock units and performance stock granted during a year calculated in accordance with FASB ASC Topic 718.

4

Amounts reflect the target and maximum awards that each named executive officer could have earned under the Combined Incentive Compensation Plan for annual incentive bonus for 2024. Mr. Shafer joined the company on March 18, 2024; his bonus values are prorated based on the portion of the year that he worked at A. O. Smith. Mr. Petrarca retired on September 3, 2024; his bonus values are prorated for the period of the year that he was an active employee.

5

Amounts reflect the target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance cash units for the period 2024-2026. Performance cash units have a value of $100 per unit at time of grant. The actual value of performance cash units is dependent upon ROIC performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

44  A. O. Smith Corporation

Executive Compensation

Outstanding Equity Awards at December 31, 2024

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]

Kevin J. Wheeler	22,200 14,675 24,435 16,755 79,240 161,985 98,920 57,507	0 0 0 0 0 0 0 28,753		$31.670 50.160 61.760 57.465 49.420 42.390 60.820 74.265	02/08/26 02/13/27 02/12/28 09/01/28 02/11/29 02/10/30 02/08/31 02/07/32	20,440 36,045 33,015	$1,685,074 2,971,550 2,721,757	16,223 14,858	$1,337,383 1,224,852

Charles T. Lauber	2,933 7,590 7,775 12,190 8,985 36,850 25,910 15,004	0 0 0 0 0 0 0 7,501	0	31.670 50.160 61.760 49.420 52.680 42.390 60.820 74.265	02/08/26 02/13/27 02/12/28 02/11/29 05/01/29 02/10/30 02/08/31 02/07/32	5,330 9,460 8,485	439,405 779,882 699,503	4,253 2,544	350,576 209,686

Stephen M. Shafer	0	0	0			19,635	1,618,709	5,200	428,688

James F. Stern	15,180 15,550 22,400 30,775 17,900 10,940	0 0 0 0 0 5,470	0	50.160 61.760 49.420 42.390 60.820 74.265	02/13/27 02/12/28 02/11/29 02/10/30 02/08/31 02/07/32	3,890 6,850 6,295	320,692 564,714 518,960	3,083 2,835	254,121 233,717

Stephen D. O’Brien	3,127	1,563	0	74.265	02/07/32	1,100 1,930 2,905 4,075	90,684 159,109 239,488 335,943	1,305 1,830	107,584 150,865

Mark A. Petrarca	10,215 14,780 20,250 14,840 8,270	0 0 0 0 4,135	0	61.760 49.420 42.390 60.820 74.265	02/12/28 02/11/29 02/10/30 02/08/31 02/07/32	2,940 5,215 4,750	242,374 429,925 391,590	2,348 2,138	193,528 176,216

1

Mr. Wheeler will have the right to exercise an option for 28,753 shares at the exercise price of $74.265 on February 7, 2025. Mr. Lauber will have the right to exercise an option for 7,501 shares at the exercise price of $74.265 on February 7, 2025. Mr. Stern will have the right to exercise an option for 5,470 shares at the exercise price of $74.265 on February 7, 2025. Mr. O’Brien will have the right to exercise an option for 1,563 shares at the exercise price of $60.82 on February 8, 2024; 4,397 shares at the exercise price of $74.265 on February 7, 2024; and 4,396 shares at the exercise price of $74.265 on February 7, 2025. Mr. Petrarca will have the right to exercise an option for 4,135 shares at the exercise price of $74.265 on February 7, 2025. No stock options were granted in 2024.

2

Mr. Wheeler will vest in 20,440 restricted stock units on February 7, 2025; 36,045 restricted stock units on February 13, 2026; and 33,015 restricted stock units on February 12, 2027. Mr. Lauber will vest in 5,330 restricted stock units on February 7, 2025; 9,460 restricted stock units on February 13, 2026; and 8,485 restricted stock units on February 12, 2027. Mr. Shafer will vest in 40,425 restricted stock units on March 18, 2027. Mr. Stern will vest in 3,890 restricted stock units on February 7, 2025; 6,850 restricted stock

2025 Proxy Statement  45

Executive Compensation

units on February 13, 2026; and 6,295 restricted stock units on February 12, 2027. Mr. O’Brien will vest in 1,110 restricted stock units on February 7, 2025; 1,930 restricted stock units on April 1, 2025; 2,905 restricted stock units on February 13, 2026; and 4,075 restricted stock units on February 12, 2027. Mr. Petrarca will vest in 2,940 restricted stock units on February 7, 2025; 5,215 restricted stock units on February 13, 2026; and 4,750 restricted stock units on February 12, 2027.

3	Market value determined by the NYSE closing market price of $68.21 on December 31, 2024, the last trading day of the fiscal year.

4

The number of shares of performance stock shown in this column reflects the maximum performance level for the 2023-25 and 2024-2026 awards. At target, the number of units that would vest on December 31, 2025, are: Mr. Wheeler, 10,815; Mr. Lauber, 2,835; Mr. Stern, 2,055; Mr. O’Brien, 870 and Mr. Petrarca, 1,565. The number of units that would vest at target on December 31, 2026 are: Mr. Wheeler, 9,905; Mr. Lauber, 2,545; Mr. Shafer, 5,200; Mr. Stern, 1,890; Mr. O’Brien, 1,220 and Mr. Petrarca, 1,425.

Option Exercises and Stock Vested

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Kevin J. Wheeler	19,220	$988,196	22,790	$1,829,467

Charles T. Lauber	0	0	5,970	479,242

Stephen M. Shafer	0	0	0	0

James F. Stern	0	0	4,125	331,134

Stephen D. O’Brien	0	0	3,455	276,314

Mark A. Petrarca	0	0	3,420	274,541

1	Based on NYSE closing price of the Common Stock on the vesting date.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James F. Stern	Executive Supplemental Pension Plan	16.59	$3,258,485	$0

Mark A. Petrarca	Executive Supplemental Pension Plan	24.57	4,021,305	0

Executive retirement benefits are provided in one of two ways, depending on when the executive became eligible. Executives hired or promoted to a qualifying position after July 2010 participate in the defined contribution component under the A. O. Smith Non-qualified Deferred Compensation Plan that provides an annual contribution of 3% of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Code limit that applies to qualified retirement plans. Messrs. Wheeler, Lauber, Shafer and O’Brien participate in this defined contribution restoration component.

Executives hired or promoted into a qualifying executive position prior to July 2010, are covered by the A. O. Smith Corporation Executive Supplemental Pension Plan, a non-qualified supplemental executive retirement plan. This plan was intended to supplement a defined benefit plan that was closed to new entrants in 2010, stopped accruing benefits in 2014, and terminated in 2021. Mr. Stern is the only remaining active participant in the Executive Supplemental Pension Plan. Mr. Petraca retired in September 2024 and will receive his benefit in March 2025.

46  A. O. Smith Corporation

Executive Compensation

The Executive Supplemental Pension Plan provides a benefit equivalent to 1.65% of the executive’s five-year final average pay times years of credited service up to a 40-year maximum, less the qualified plan benefit as calculated under the closed, and now terminated, A. O. Smith Retirement Plan, and also reduced by the amount of the monthly benefit that would have accrued under the A. O. Smith Retirement Plan had benefits not stopped accruing on December 31, 2014. The termination of the A. O. Smith Retirement Plan does not affect the amount, or timing of payment, of benefits under the A. O. Smith Corporation Executive Supplemental Pension Plan.

To be eligible for benefits under the Executive Supplemental Pension Plan, the executive must remain employed until at least age 57 and must have 10 years of service. Mr. Stern is currently eligible for benefits once he retires; Mr. Petrarca retired on September 30, 2024, and the value of Mr. Petrarca’s benefit in the table above is the present value of the actual payment he will receive in March 2025. If the executive retires before age 65, then the benefit payable is reduced by 6.67% per year between the age at retirement and age 64 (also called the unreduced retirement age). The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump sum to the executive upon retirement. The lump-sum amount is calculated by determining the amount necessary (on an after-tax basis to the executive) to purchase a commercial annuity that will provide a monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. If an executive retires early, the single lump-sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and the executive’s age at early retirement using the after-tax yield on the Bloomberg Barclays Capital U.S. Corporate Index. To calculate the “Present Value of Accumulated Benefit” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post-retirement tax rate and an annuity purchase interest rate (currently 5.4%). As an offset to a portion of the lump-sum payment obligation to the executive, we may transfer life insurance policies to the executive valued at the cash surrender value of the life insurance policies.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities in the company’s most recent annual report. Retirement age under the Executive Supplemental Pension Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 64 for Mr. Stern. Post-retirement mortality rates are based on the Pri-2012 Retiree Mortality Table (white collar variant), including generational improvements using scale MP2021. The assumption is made that there is no probability of preretirement death or termination by any other cause.

We do not have a policy to grant extra years of service. No current executive officer has additional service granted under a retirement plan.

Non-qualified Deferred Compensation

Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($)[1]	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2024 ($)

Kevin J. Wheeler	$0	$221,713	$386,548	$0	$3,736,887

Charles T. Lauber	205,500	67,566	44,363	0	643,568

Stephen M. Shafer	0	39,617	0	0	39,617

James F. Stern	0	31,986	557,434	0	5,414,560

Stephen D. O’Brien	35,670	29,171	20,773	0	174,913

Mark A. Petrarca	0	17,389	59,636	3,678	591,521

1	All registrant contributions under the A. O. Smith Non-qualified Deferred Compensation Plan in 2024 are also reported in the “Summary Compensation Table.”

2025 Proxy Statement  47

Executive Compensation

Each executive has an account in the A. O. Smith Non-qualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The investment funds available under the Non-qualified Deferred Compensation Plan are similar to those available under our 401(k) plan. There are no above-market or preferential earnings under the Deferred Compensation Plan in 2024.

The Non-qualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the executive’s account in the Non-qualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Non-qualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005). They may also elect in-service distributions scheduled for a specific date or series of dates.

Termination of Employment and Change in Control Arrangements

No named executive officer at our company has an individual employment contract for a specific period of time. Rather, all executives serve at the pleasure of the Board.

We have a Senior Leadership Severance Plan, in which all of the named executive officers participate. The Board implemented the Senior Leadership Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Senior Leadership Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Senior Leadership Severance Plan.

The Senior Leadership Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Senior Leadership Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Senior Leadership Severance Plan; or any action or inaction by our company that constitutes a material breach of the Senior Leadership Severance Plan.

48  A. O. Smith Corporation

Executive Compensation

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009 (or succeeding directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, or consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

To be covered by the Senior Leadership Severance Plan, named executive officers must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. To receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

The Senior Leadership Severance Plan had an initial irrevocable term through July 31, 2013, and automatically renews for successive one-year periods. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Mr. Wheeler will receive 24 months of continuation of pay. Messrs. Lauber, Shafer, Stern and O’Brien will receive continuation of pay for 18 months. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2 1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a pro rata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a pro rata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals will be paid at the end of the actual performance period on a pro rata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Mr. Wheeler, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Mr. Wheeler will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump-sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a pro rata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

2025 Proxy Statement  49

Executive Compensation

We will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the executive’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10%. The company will cap the executive’s total payment if his total net benefit is less than 110% of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Senior Leadership Severance Plan.

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2024, and that our Common Stock had a value of $68.21, which was the closing market price for our Common Stock on December 31, 2024. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting from a Qualifying Termination December 31, 2024

Name	Severance	Pro rata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Performance Stock	Medical Coverage[3]	Outplacement[4]	Total

Kevin J. Wheeler	$5,040,000	$966,000	$0	$6,104,794	$3,263,000	$717,228	$33,972	$280,000	$16,404,994

Charles T. Lauber	1,757,700	360,000	0	1,587,588	855,000	186,827	7,272	162,750	4,917,137

Stephen M. Shafer	2,700,000	491,000	0	0	659,000	0	20,955	225,000	4,095,955

James F. Stern	1,647,300	313,000	0	1,161,958	607,000	136,488	20,955	161,500	4,048,201

Stephen D. O’Brien	1,128,000	206,000	0	309,617	396,000	36,220	20,955	117,500	2,214,292

1	Upon a Qualifying Termination or retirement, pro rata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2024.

2

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2022-2024 award will pay out at 115.9% of target and awards for other performance periods will pay out at target.

3	Calculated based on the employer-paid portion of medical and dental insurance for the Severance Period.

4	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting from a Change in Control and Qualifying Termination of Employment December 31, 2024

Name	Severance	Pro rata Bonus	Stock Options	Restricted Stock Units	Performance Units	Performance Stock	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total

Kevin J. Wheeler	$7,560,000	$1,400,000	$0	$6,104,794	$3,317,000	$717,228	$0	$50,958	$0	$7,659,676	$26,809,656

Charles T. Lauber	2,343,600	520,800	0	1,587,588	865,000	186,827	0	9,696	0	1,970,890	7,484,401

Stephen M. Shafer	3,600,000	710,656	0	727,119	86,000	117,048	0	27,940	-307,305	0	4,961,458

James F. Stern	2,196,400	452,200	0	1,161,958	632,000	136,488	0	27,940	0	0	4,606,986

Stephen D. O’Brien	1,504,000	282,000	0	275,978	169,000	67,255	0	27,940	0	748,573	3,074,746

1	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

2	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

3	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

50  A. O. Smith Corporation

Executive Compensation

The A. O. Smith Combined Incentive Compensation Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or five years from the date of retirement. A retiring executive is entitled to receive a pro rata portion of performance stock and performance cash based on the period of his employment during the three-year performance period based on achievement of the performance goals. A retiring executive is also entitled to receive a pro rata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Please refer to the “Pension Benefits” and “Non-qualified Deferred Compensation” Tables above and related narrative for additional information on the present value of accumulated benefits for our named executive officers.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2024, are: $3,360,000 for Mr. Wheeler; $1,953,000 for Mr. Lauber; $1,800,000 for Mr. Shafer; $1,938,000 for Mr. Stern; and $940,000 for Mr. O’Brien. The death benefits payable after retirement are: $1,120,000 for Mr. Wheeler; $651,000 for Mr. Lauber; $646,000 for Mr. Stern; and $558,500 for Mr. Petrarca. Mr. Shafer and Mr. O’Brien are not eligible for post-retirement executive life insurance.

2025 Proxy Statement  51

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Personnel and Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

Ronald D. Brown, Chairperson

Victoria M. Holt, Committee Member

Dr. Ilham Kadri, Committee Member

Mark D. Smith, Committee Member

52  A. O. Smith Corporation

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our CEO and other named executive officers, and certain financial performance measures over the last five fiscal years.
Pay versus Performance Disclosure Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($) 1	Compensation Actually Paid to CEO ($) 2	Average Summary Compensation Table Total for Non-CEO NEOs 3	Average Compensation Actually Paid to Non-CEO NEOs ($) 4	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 5	Net Income (millions) ($)	Earnings before Interest and Taxes (millions)($) 6

2024	$7,666,172	$6,403,781	$2,721,631	$2,337,627	$157	$176	$534	$708

2023	8,348,656	12,789,490	2,541,754	3,125,876	186	150	557	746

2022	6,640,047	180,882	1,691,156	577,901	127	127	236	233

2021	6,897,982	14,651,874	2,094,815	3,447,584	187	135	487	630

2020	5,174,751	6,941,943	2,558,990	2,825,096	117	111	345	451

1
The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Wheeler, our chairman and chief executive officer for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amount for 2023 reflects the correction described in footnote 3 to the Summary Compensation Table.

2
The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Mr. Wheeler as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Wheeler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Wheeler’s total compensation for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO	2024	2023	2022	2021	2020

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	—	—	$(42,393)	—	$(142,120)

Increase for “Service Cost” for Pension Plans	—	—	—	—	—

Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(3,477,378)	(3,146,180)	(1,517,977)	(1,386,088)	(1,320,025)

Deduction for Amounts Reported under the “Option Awards” Column in the SCT	—	—	(1,518,003)	(1,385,968)	(1,320,016)

Increase for Fair Value of Awards Granted during Year that Remain Unvested as of Year End	3,455,708	4,300,908	2,142,436	4,852,502	4,189,162

Increase/Deduction for Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year End	(1,091,102)	2,308,145	(3,958,480)	5,115,965	439,083

Increase/Deduction for Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year that Vested during Year	(149,619)	977,961	(1,564,747)	557,481	(78,893)

Total Adjustments	$(1,262,391)	$4,440,834	$(6,459,164)	$7,753,892	$1,767,191

3
The dollar amounts reported in this column represent the average of the amounts reported for the company’s named executive officers as a group (excluding Mr. Wheeler) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Wheeler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Messrs. Lauber, Shafer, Stern, O’Brien and Petrarca; (ii) for 2023, Messrs. Lauber, Stern, Petrarca and Warren;

2025 Proxy Statement

Pay Versus Performance Disclosure

(iii) for 2022, Messrs. Lauber, Stern, Petrarca and Warren; (iv) for 2021, Messrs. Lauber, Stern, Petrarca and Warren; and (v) for 2020, Messrs. Lauber, Stern, Petrarca, Warren and Rajendra. In addition, the dollar amounts for 2023 reflect the correction described in footnote 3 to the Summary Compensation Table.

4
The dollar amounts reported in this column represent the average amount of “Compensation Actually Paid” to the name
d executive officers as a group (excluding Mr. Wheeler), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Wheeler) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Wheeler) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2024	2023	2022	2021	2020

Deduction for Average Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	(208,180)	(314,317)	—	$(206,124)	$(513,175)

Increase for Average “Service Cost” for Pension Plans	73,877	75,383	103,701	107,498	117,666

Deduction for Average Amounts Reported under the “Stock Awards” Column of the SCT	(1,287,263)	(589,909)	(283,785)	(260,766)	(432,802)

Deduction for Average Amounts Reported under the “Option Awards” Column of the SCT	—	—	(283,812)	(260,710)	(432,818)

Increase for Average Fair Value of Awards Granted during Year that Remain Unvested as of Year End	1,166,180	806,408	387,072	912,834	1,373,554

Increase/Deduction for Average Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year End	(150,061)	432,757	(711,758)	961,004	220,982

Increase/Deduction for Average Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year that Vested during Year	(20,193)	173,801	(324,673)	99,032	(67,301)

Total Adjustments	$(425,640)	$584,123	$(1,113,255)	$1,352,768	$266,106

5	The peer group used for this purpose is the S&P Select Industrials Index.

6
We have determined that EBIT is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance. EBIT is calculated by subtracting our cost of goods sold and operating expenses from revenue before interest and taxes. The EBIT amount for 2023 has been corrected from a miscalculated amount reflected in the corr espondi
ng disclosure in last year’s Definitive Proxy Statement on Schedule 14A filed on February 29, 2024.

Most Important Performance Measures

Earnings before Interest and Taxes (EBIT)

Return on Invested Capital (ROIC)

Net Sales

Return on Equity

Performance Earnings before Interest and Taxes (PEBIT)

  A. O. Smith Corporation

Pay Versus Performance Disclosure

The graph below shows a five-year comparison of the cumulative shareholder return on our Common Stock with the cumulative total return of the Standard & Poor’s (S&P) 500 Index, S&P 500 Select Industrials Index, which are published indices.

A.O. Smith Corporation
Five Year Cumulative Total Return
December 31, 2019 to December 31, 2024
Assumes $100 Invested with Reinvestment of Dividends

250
200
150
100
50
0
2019
2020
2021
2022
2023
2024
SMITH (A O) CORP
S&P 500 INDEX
S&P INDUSTRIALS INDEX

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and other named executive officers versus the company’s f ive-year
cumulative TSR.

Compensation Actually Paid vs
Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Total Shareholder Return ($)

2025 Proxy Statement

Pay Versus Performance Disclosure

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and other named executive officers versus the peer group (S&P Industrials Index) five-year cumulative TSR.

Compensation Actually Paid vs
Peer Group Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Peer Group Total Shareholder Return ($)

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and other named executive officers versus the company’s Net Income.

Compensation Actually Paid vs
Net Income (millions $)
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$600
$450
$300
$150
$0
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Net Income (millions $)

  A. O. Smith Corporation

Pay Versus Performance Disclosure

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and other named executive officers versus the company’s selected measure, EBIT. The EBIT amount for 2023 has been corrected from a miscalculated amount reflected in the corresponding disclosure in last year’s Definitive Proxy Statement on Schedule 14A filed on February 29, 2024.

Compensation Actually Paid vs
CSM Earnings before Interest and Taxes (millions $)
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$800
$600
$400
$200
$0
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
CSM - Earnings before Interest and Taxes (millions $)

2025 Proxy Statement

PAY RATIO DISCLOSURE
Our philosophy is to pay our employees competitively with similar positions in the applicable labor market. We follow this approach worldwide, whether it be an executive level position or hourly job at a foreign plant. As such, we typically benchmark by position to the applicable labor market every year, and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, more stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.
As a result of rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our chairman and chief executive officer to the median annual total compensation of our employees. For the year ended December 31, 2024:

•	the median of the annual total compensation of all employees of our company was reasonably estimated to be $50,022;

•	the annual total compensation of our chairman and chief executive officer was $7,666,172; and

•	based on this information, the ratio of the annual total compensation is estimated to be 153:1.
We identified our median employee using a multi-step process that is permitted under the SEC rules. We first examined the annual cash compensation paid during 2024 to each individual who was employed by us or our subsidiaries on December 7, 2024, which we gathered from payroll data. Then, we excluded approximately 527 employees in India and approximately 14 employees in Bangladesh as allowed under the de minimis exception to the SEC rules. The total number of U.S. employees and
non-U.S.
employees were 5,498 and 7,214, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. We annualized the total cash compensation paid to those employees who commenced work with us during 2024 and therefore did not work for us the entire calendar year. Using this annual cash compensation data, we identified 10 employees whose total cash compensation was closest to the median annual cash compensation, as we believed that our median employee was likely within such group since cash compensation reasonably reflects the total compensation for most of our employee population. We then examined the total compensation of each of the employees within such group, calculated the same way as we calculate total compensation for our named executive officers in the “Summary Compensation Table,” to select our median employee whose total compensation is disclosed above. The median employee is a Lead Equipment Engineer II at our Nanjing, China plant who in 2024 earned the U.S. dollar equivalent of $50,022, which is competitive pay for this position in China.

  A. O. Smith Corporation

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a nonbinding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The Personnel and Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Personnel and Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the Personnel and Compensation Committee took the following compensation actions in 2024 to align our programs with stockholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels based on benchmark studies;

•	conducted an annual risk assessment with respect to our executive compensation program; and

•	maintained the maximum cap in our annual incentive compensation plan at 200% of target, which aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the Personnel and Compensation Committee’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the ‘Compensation Discussion and Analysis’ section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Personnel and Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is nonbinding, the Personnel and Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

2025 Proxy Statement  59

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is primarily responsible on behalf of the Board to oversee our financial reporting process, to oversee the activities of our internal audit function, and to appoint the independent registered public accounting firm, Ernst & Young LLP (E&Y). Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. E&Y is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and E&Y our audited financial statements as of and for the year ended December 31, 2024.

The Audit Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on our website. We review and reassess the Charter annually, and more frequently as necessary to address any changes in the listing standards of the New York Stock Exchange and the Securities and Exchange Commission rules regarding audit committees, and recommend any changes to the Board for approval.

The Committee each quarter reviewed and commented on the earnings news release and SEC Form 10-Qs, including the interim statements included therein, and met and discussed our draft Annual Report on Form 10-K with the chief financial officer, general counsel, controller and E&Y prior to filing and public release.

The Committee discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. Both the director of internal audit and E&Y have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the director of internal audit and E&Y. The Committee met quarterly with the director of internal audit and E&Y, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also met separately each quarter with the company’s chief financial officer and controller regarding financial reporting, and met separately with the company’s general counsel on compliance matters. The Committee considered the status of pending litigation, taxation and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Committee reviewed with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board. The Committee also reviewed with management regulatory developments that might affect financial reporting, including ESG and cybersecurity disclosure.

The Committee received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB for the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence. In addition, the Committee considered the compatibility of non-audit services with E&Y’s independence.

The Audit Committee has procedures for pre-approving all audit and non-audit services provided by its independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, which is later ratified by the full Committee. The Audit Committee concluded the provision of E&Y’s non-audit services is compatible with E&Y maintaining its independence.

60  A. O. Smith Corporation

Report of the Audit Committee

During the fiscal year ended December 31, 2024, E&Y was employed principally to perform the annual audit and to render non-audit services. Fees paid to E&Y for each of the last two fiscal years are listed in the following table:

	Year Ended December 31

	2024	2023

Audit Fees	$2,242,000	$2,153,000

Audit-Related Fees	694,000	8,000

Tax Fees	32,000	94,000

Total Fees	$2,968,000	$2,255,000

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q and Form 10-K filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

Audit-Related Fees consist of $684,000 for acquisition-related and transition advice fees and $10,000 for governmental filings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025, subject to stockholder ratification, and provisionally approved its estimated fees for first and second quarter reviews, audit related and tax services.

Michael M. Larsen, Chairperson

Todd W. Fister, Committee Member

Christopher L. Mapes, Committee Member

Lois M. Martin, Committee Member

2025 Proxy Statement  61

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2025. Representatives of Ernst & Young LLP have been invited to be present at the 2025 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

62  A. O. Smith Corporation

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met six times during the year, two of which were special meetings. The Committee monitored the status of legislation impacting corporate governance and reviewed a governance best practice or SEC topic at its three regular meetings. Further, the Committee reviewed and ratified its Charter, which provides that the Committee is responsible for the nomination of directors, review of director independence and compensation committee consultant independence, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules and governance trends. The Nominating and Governance Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on our website. We review and reassess the Charter annually, and more frequently as necessary to address any changes.

As part of its responsibilities, the Committee monitored and advised the full Board regarding our regulatory governance and corporate governance trends. It confirmed to the Board of Directors that no updates to the Corporate Governance Guidelines or our code of business conduct, called the “Guiding Principles,” were recommended. These and other corporate governance documents, including Board Committees’ Charters, are available via our website. No waivers were sought or granted from our code of conduct. The Committee also monitored director education programs in which directors participated. Finally, the Committee reviewed and made updated recommendations to the Board regarding the company’s processes for governance and oversight of certain risks, including its enterprise risk, ESG, privacy and cybersecurity programs.

As part of its responsibilities, the Committee oversaw a director search and recruitment process as a result of which the Committee recommended to the Board the nomination of Mr. Fister and Ms. Martin as new directors at the 2024 Annual Meeting, and the nomination of Adrian Peace as a new director pending his election by our stockholders at the Annual Meeting. All three of these nominations, and the recommendation of the nominations of all director in this Proxy were made in accordance with the Corporate Governance Guidelines and the Criteria for the Selection of the Board Candidates which directs the Committee to carefully consider each director’s skill set, expertise, perspective, level of engagement and other board participation in its nomination process.

The Committee also is responsible for reviewing director compensation. For 2024, the Committee reviewed director compensation and recommended changes to cash and stock retainers effective April 8, 2025, to reflect annual director compensation benchmarking provided by WTW, which were approved by the Board.

The Committee reviewed Board Committee member qualifications and independence and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them. Further, the Committee reviewed the independence of compensation consultants and made recommendations to the Personnel and Compensation Committee as to their independence.

The Committee also conducted an annual review of the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight, as well as verified that all Committees’ Charters were in place and were reviewed by the Committees. The Committee also conducted a review of our Financial Code of Ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board. Finally, the Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

Victoria M. Holt, Chairperson

Ronald D. Brown, Committee Member

Dr. Ilham Kadri, Committee Member

Mark D. Smith, Committee Member

2025 Proxy Statement  63

DATES FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) intended to be presented at the 2026 Annual Meeting of Stockholders must be received by us no later than October 30, 2025, to be considered for inclusion in our proxy materials for the 2026 Annual Meeting.

A stockholder who intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2026 Annual Meeting must comply with the requirements set forth in our By-laws. Among other matters, a stockholder must give written notice to our Secretary between December 9, 2025 and January 8, 2026, and must otherwise comply with applicable By-law provisions. If a stockholder does not provide written notice within that timeframe, then the matter of business or nomination will be untimely and we are not required to permit the business or the nomination to be presented at the 2026 Annual Meeting. If our Board of Directors permits a matter of business or a nomination for which written notice is received after January 8, 2026 to be presented at the 2026 Annual Meeting, the proxies will be able to vote on the proposal in their discretion to the extent allowed by SEC rules. In addition to satisfying the foregoing requirements under our By-Laws, stockholders who intend to include director nominees in the form of proxy for the 2026 Annual Meeting of Stockholders must provide written notice to us that meets all the requirements set forth in Rule 14a-19(b) under the Securities Exchange Act of 1934 and must otherwise comply with that rule.

64  A. O. Smith Corporation

STOCKHOLDER PROPOSAL REQUESTING A BOARD REPORT ON OUR HIRING PRACTICES WITH RESPECT TO FORMERLY INCARCERATED PEOPLE

The following stockholder proposal will be voted on at the 2025 Annual Meeting, if properly presented by the stockholder.

A. O. Smith has been notified that the NorthStar Asset Management, Inc. Funded Pension Plan, P.O. Box 301840 Boston, Massachusetts 02130, the beneficial owner for at least three years of shares of A. O. Smith Common Stock having a value of at least $2,000, intends to present the following proposal for consideration at the Annual Meeting:

Eliminating Discrimination through Inclusive Hiring

WHEREAS:

In recent decades, U.S. incarceration rates have increased rapidly, and people of color are disproportionately affected. For people who have been in prison, the unemployment rate is 27% – higher than the total U.S. unemployment rate during any historical period. Meanwhile, studies predict an estimated 2.1 million manufacturing jobs will remain unfilled by 2030 due to a shortage of skilled labor, with estimated economic losses of $1 trillion. Bridging an opportunity to link an untapped talent pool with an increasingly critical corporate need, especially for a company like A. O. Smith that engineers and manufactures products;

Recruiting formerly incarcerated people (“fair chance hires”) widens the candidate pool for employers and benefits the economy at large. Case studies show that fair chance hires can have excellent attendance records and help decrease turnover (and associated expenses) while increasing productivity;

Fair chance employment best practices include:

•	Resolving technical barriers in job applications;

•	Creating internship and training programs with direct hire opportunities;

•	Hosting job fairs targeting fair chance jobseekers;

•	Removing blanket exclusions on specific crimes beyond legal requirements;

•	Ensuring that criminal records reviewers use best practice standards for individualized reviews;

•	Partnering with advocacy organizations that specialize in job preparation for incarcerated people;

•	Destigmatizing the issue throughout the entire workforce;

Fair chance employers are not blind to criminal records but commit to hiring practices that consider the effects of related stigma and bias. People with criminal records face thousands of collateral consequences after conviction that result in reduced employment opportunities and can lead to recidivism. When this population is left out of overall workforce participation, the U.S. loses up to $87 billion annually in unrealized GDP;

As people of color are disproportionately incarcerated, pursuing fair chance employment can also advance company diversity goals. In its 2022 Report, A.O. Smith describes that “diversity has been empirically shown to promote creativity and innovation and is a priority within [the] company.” Yet the percentage of women in its global workforce has declined 10% over 3 years, and the percentage of racially/ethnically diverse US employees declined 1% over 1 year. In the proponent’s opinion, this suggests that current diversity efforts are inadequate;

2025 Proxy Statement  65

Stockholder Proposal Requesting A Board Report On Our Hiring Practices With Respect To Formerly Incarcerated People

Excluding qualified individuals intentionally or unintentionally because of criminal records could harm the company’s competitive advantage and reputation. Shareholders believe that company value would be well-served by examining whether revisions to company practices related to recruiting formerly incarcerated individuals could decrease future risks related to discriminatory hiring.

RESOLVED: Shareholders request that the Board of Directors prepare a report, at reasonable cost, omitting proprietary information, and published publicly within one year from the annual meeting date, analyzing whether A. O. Smith’s hiring practices related to people with arrest or incarceration records are aligned with publicly stated diversity commitments, and whether those practices may pose reputational or legal risk due to potential discrimination (including racial discrimination) claims.

Board of Directors’ Response

Our Board of Directors and its Nominating and Governance Committee has considered this proposal, concluded that it is not in the best interests of our stockholders or employees, and recommends a vote against it. Our Board believes that A. O. Smith provides an inclusive workplace where discrimination of any kind is not tolerated, and an environment free of undue barriers to those with criminal records. Our inclusive workplace is grounded in our Values and Guiding Principles, which serve as our guiding force on how we conduct business. As described in more detail below, our Values and Guiding Principles directly impact on the company’s approach to workplace inclusion generally and hiring practices specifically. Simply put, the company is committed to making A. O. Smith an inclusive and welcoming workplace where our employees feel a sense of belonging, and this is fundamental to our Values. This position was supported by our shareholders at last year’s meeting when over 90% of the shares voted were cast against an almost identical proposal from the proponent.

Our Commitment to Inclusion in Our Values and Guiding Principles

A. O. Smith developed its Guiding Principles to reinforce our Values when conducting our business and interacting with our customers, our employees and the communities in which we do business. Our success depends upon all of our employees, officers and directors sharing the same fundamental values and working towards the same goals.

One of our five key Values is to make A. O. Smith a good place to work, and inclusion is at the heart of this Value. This key Value, incorporated into our Guiding Principles, states: “In operating our company, we will attract imaginative and highly capable people. We will emphasize teamwork and promote diversity in seeking our objectives.” It further provides that our objectives are to “[c]reate a climate where respect for the individual is fundamental; [e]ncourage the freedom and personal growth that comes from hard work, passion for continuous improvement and uncompromising ethical values; [t]reat each other fairly and without discrimination; [p]ay individuals equitably according to their contributions; and [p]rovide equipment, materials and training to ensure a safe working environment.”

The Guiding Principles incorporates this Value by providing “[w]e operate in a global environment and will strive to create a workplace where men and women from diverse backgrounds can thrive and achieve their fullest potential.” The Guiding Principles are available at https://www.aosmith.com/About/Governance/ (which is not incorporated by reference in this Proxy Statement).

Safeguards to Prevent Hiring Discrimination

Our company has multiple safeguards to prevent hiring discrimination, including measures to prevent disqualifying job candidates because of their criminal record or prior incarceration where not directly relevant to the position or consistent with business necessity.

66  A. O. Smith Corporation

Stockholder Proposal Requesting A Board Report On Our Hiring Practices With Respect To Formerly Incarcerated People

For instance:

•

A. O. Smith does not have any automatic, across-the-board exclusions for job applicants with criminal convictions that disqualify them from employment or limit their employment opportunities. Furthermore, the company’s job application forms do not include questions about criminal convictions, nor does the company ask any questions about criminal convictions prior to a conditional offer of employment (unless otherwise legally required to do so).

•

A. O. Smith works with an accredited third-party vendor to conduct comprehensive background checks on all candidates. There is no automatic, blanket exclusion from consideration for any conviction. Rather, we review each case individually and take into account the context, recentness and severity of the crime, and its relevance to the job. We also give the candidate an opportunity to respond to the information contained in the background check. The same process is followed for all candidates.

•

A. O. Smith has successfully hired numerous employees with conviction records through this process. Further, related to NorthStar’s statements regarding the demographic makeup of formerly incarcerated individuals, the company notes that many of its locations have established relationships with local felony re-entry programs. In addition, local human resource teams make routine use of minority hiring agencies and minority job posting sites as part of its commitment to diverse and inclusive hiring.

Board Recommendation

In summary, our Board has concluded that devoting additional time and resources to further assess and report on hiring practices is unnecessary, would distract from the ongoing efforts underway at A. O. Smith, and is not in the best interests of our stockholders or employees. Accordingly, the Board recommends that our stockholders vote AGAINST this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

2025 Proxy Statement  67

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

A. O. SMITH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 8, 2025
8:00 a.m. Eastern Daylight Time (EDT)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders’ Meeting to be Held on April 8, 2025.

Notice is hereby given that the Annual Meeting of Stockholders of A. O. Smith Corporation will be held on Tuesday, April 8, 2025, at 8:00 a.m. (EDT) at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at www.proxydocs.com/aos.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before March 26, 2025, to facilitate timely delivery.

Admission to the Annual Meeting

All stockholders must pre-register in order to attend the Annual Meeting of Stockholders of A. O. Smith Corporation. To pre-register, please contact us by email at jstern@aosmith.com or by telephone at 414-359-4000 and provide your name, address, telephone number and indicate your request to attend. We will respond to all pre-registration requests and will maintain a list of verified stockholders at the Annual Meeting. In addition to ownership confirmation, you must also present a government-issued photo identification showing your name, address and signature for admission. Annual Meeting pre-registration requests must be received by the end of business on Friday, April 4, 2025.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3, and AGAINST proposal 4:

1.	Election of our directors;

2.	Approve, by non-binding advisory vote, the compensation of our named executive officers;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

4.	Stockholder proposal requesting a Board report on our hiring practices with respect to formerly incarcerated people, if properly presented at the Annual Meeting.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 7, 2025.

•	Please have this Notice available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,
Proxy Statement and Annual Report, please contact us via:

Internet/Mobile - Access the Internet and go to www.investorelections.com/aos. Follow the instructions to log in and order copies.

Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone telephone, and follow the instructions to log in and order copies.

Email - Send us an email at paper@investorelections.com with “aos Materials Request” in the subject line. The email must include:

•	The 11-digit Control Number located in the box in the upper right-hand corner on the front of this Notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include your email address.

•

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last four digits of your Social Security Number or Tax Identification Number in the email.

Important Notice Regarding the Availability of Proxy Materials

This Important Notice Regarding the Availability of Proxy Materials (“Notice”) is provided to stockholders in place of the printed materials for the upcoming Stockholders’ Meeting.

Information about the Notice:

The Securities and Exchange Commission has adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Card, Proxy Statement and Annual Report.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via telephone, email or Internet.

Directions to Annual Meeting of Stockholders on April 8, 2025:

Location:	National Association of Manufacturers 733 10th Street NW, Suite 700 Washington, D.C.
Directions:

From Ronald Reagan Washington National Airport in Arlington, Virginia.

Proceed north on the GW Parkway to merge onto I-395 North (to Washington DC), proceed across the bridge and stay in the lane for the 12th Street exit. Once on 12th Street proceed 1.5 miles (across the National Mall) and take a right turn on to H Street, NW. Once on H Street proceed two blocks and take a right turn onto 10th Street, NW. Proceed half a block and National Association of Manufacturers building will be on your left.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (EDT) on April 7, 2025.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on April 7, 2025.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 7, 2025.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

  Detach here

A. O. SMITH CORPORATION 2025 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and AGAINST proposal 4.

1.	Election of directors:	01	Todd W. Fister	03	Lois M. Martin	☐ Vote FOR	☐ Vote WITHHELD
		02	Michael M. Larsen	04	Adrian I. Peace	all nominees	from all nominees
						(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

4.	Stockholder proposal requesting a Board report on our hiring practices with respect to formerly incarcerated people, if properly presented at the Annual Meeting.					☐ For	☐ Against	☐ Abstain
						Date
	Address change? Mark box, sign, and indicate changes below: ☐

						Signature(s) in Box
						Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 8, 2025

8:00 a.m. Eastern Daylight Time (EDT)

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints KEVIN J. WHEELER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C., on April 8, 2025, at 8:00 a.m. (EDT), or at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3,

and AGAINST proposal 4.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. (EDT) on April 7, 2025.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on April 7, 2025.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 7, 2025.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

  Detach here

A. O. SMITH CORPORATION 2025 ANNUAL MEETING

PROXY - CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and AGAINST proposal 4.

1.	Election of directors:	01 02 03	Ronald D. Brown Victoria M. Holt Dr. Ilham Kadri	04 05 06	Christopher L. Mapes Mark D. Smith Kevin J. Wheeler	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

4.	Stockholder proposal requesting a Board report on our hiring practices with respect to formerly incarcerated people, if properly presented at the Annual Meeting.					☐ For	☐ Against	☐ Abstain
Date
Address change? Mark box, sign and indicate changes below: ☐

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 8, 2025

8:00 a.m. Eastern Daylight Time (EDT)

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints KEVIN J. WHEELER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held at the National Association of Manufacturers, 733 10th Street NW, Suite 700, Washington, D.C., on April 8, 2025, at 8:00 a.m. (EDT), or at any adjournment thereof, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3,

and AGAINST proposal 4.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.